UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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NRG Energy, Inc.

(Name of Registrant as Specified In Its Charter)

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March 24, 2006

Dear Stockholder:

      We are pleased to invite you to attend NRG Energy, Inc.’s Annual Meeting of Stockholders, which will be held on Friday, April 28, 2006, at 9:30 a.m. Eastern Daylight Time at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. A report on Company operations and a discussion of our plans will be made at the meeting and there will be time for your questions and comments.

      Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote on the Internet, by telephone, or by completing and mailing a traditional proxy card. Information about each of these voting options is set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

      Thank you for your ongoing interest and investment in NRG Energy, Inc.

Sincerely,

HOWARD E. COSGROVE Chairman of the Board	DAVID CRANE President and Chief Executive Officer

THIS PROXY STATEMENT AND PROXY CARD ARE

BEING DISTRIBUTED ON OR ABOUT MARCH 24, 2006.

2006 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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NRG Energy, Inc.

211 Carnegie Center, Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:30 a.m. Eastern Daylight Time on Friday, April 28, 2006

PLACE	Hotel du Pont
11th and Market Streets
Wilmington, Delaware

ITEMS OF BUSINESS	(1) To elect four Class III directors.
(2) To approve an amendment to Article Four, Section 2, of the Amended and Restated Certificate of Incorporation revising the authority of the Board of Directors to issue and designate preferred stock.
(3) To approve an amendment to NRG’s Long-Term Incentive Plan which increases the number of shares available under the plan from 4,000,000 to 8,000,000 shares.
(4) To ratify the appointment of KPMG LLP as NRG’s independent registered public accounting firm.
(5) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE	You are entitled to vote if you were a stockholder of record at the close of business on Monday, March 13, 2006.

ANNUAL REPORT	Our 2005 Annual Report, which is not part of the proxy soliciting materials, is enclosed.

PROXY VOTING	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy:
(1) Over the Internet,
(2) By telephone, or
(3) By mail.
For specific instructions, please refer to the information on pages 2-3 of this proxy statement and the voting instructions on the proxy card.

By Order of the Board of Directors

TANUJA M. DEHNE
Corporate Secretary

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PROXY STATEMENT

      The Board of Directors (the “Board”) of NRG Energy, Inc. (“NRG” or the “Company”) is soliciting proxies for the Annual Meeting of Stockholders. You are receiving a proxy statement because you own shares of NRG’s Common Stock, par value $.01 per share (the “Common Stock” or “Common Shares”) and/or shares of NRG’s 4% Convertible Perpetual Preferred Stock (the “4% Preferred Stock” or “4% Preferred Shares”) that entitle you to vote at the meeting. Holders of NRG’s 3.625% Convertible Perpetual Preferred Stock and NRG’s 5.75% Mandatory Convertible Preferred Stock are not entitled to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting. The proxy statement describes the matters we would like you to vote on and provides information on those matters.

Purpose of the Annual Meeting

      The purpose of the Annual Meeting is to elect directors, to approve an amendment to Article Four, Section 2, of the NRG Amended and Restated Certificate of Incorporation revising the authority of the Board of Directors to issue and designate preferred stock, to approve an amendment to NRG’s Long-Term Incentive Plan, to ratify the appointment of KPMG LLP as NRG’s independent registered public accounting firm, and to conduct such other business as may properly come before the Annual Meeting. Other than the proposals described in this proxy statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, either of the persons named as proxy holders — David Crane and Tanuja M. Dehne — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Annual Meeting Admission

      Stockholders of NRG may attend the Annual Meeting. However, only stockholders who owned the NRG Common Stock or 4% Preferred Stock at the close of business on March 13, 2006, the record date, or their duly appointed proxies, are entitled to vote at the meeting. Proof of ownership of such NRG stock, along with personal identification, must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting.

      No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Quorum

      A quorum is the minimum number of shares required to hold a meeting. Under NRG’s Bylaws, to have a quorum, a majority of the outstanding shares of stock entitled to vote at a meeting must be represented in person or by proxy at the meeting. Both abstentions and broker nonvotes, if any, are counted as present for determining the presence of a quorum. Generally, broker nonvotes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (a) the broker has not received voting instructions from the beneficial owner and (b) the broker lacks discretionary voting power to vote such shares. Brokers who do not receive instructions are entitled to vote on the election of directors and the ratification of the appointment of the independent auditors, but they may not vote on either the approval of the amendment to Article Four, Section 2, of the Amended and Restated Certificate of Incorporation or the approval of the amendment to NRG’s Long-Term Incentive Plan.

Stockholders Entitled to Vote

      Only stockholders of record at the close of business on March 13, 2006 are entitled to vote at the Annual Meeting. As of the record date, [136,966,275] shares of Common Stock and 420,000 shares of 4% Preferred Stock were issued and outstanding. Each share of NRG’s Common Stock and 4% Preferred Stock is entitled to one vote per share.

      Many NRG stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

      * Stockholder of Record — If your shares are registered directly in your name with NRG’s transfer agent, Wells Fargo Bank, N.A., you are considered the stockholder of record of those shares and these proxy materials are being sent to you by NRG. As the stockholder of record, you have the right to grant your voting proxy directly to NRG or to vote in person at the meeting.

      * Beneficial Owner — If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

Required Vote

      Director Nominees — The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld. Broker nonvotes, if any, will not be counted as having been voted and, thus, will have no effect on the outcome of the vote on the election of directors.

      Amendment to Article Four, Section 2, of the Amended and Restated Certificate of Incorporation — The proposal requires the affirmative “FOR” vote of a majority of the outstanding Common Shares and 4% Preferred Shares voting together. Abstentions and broker nonvotes, if any, will have the same effect as voting against this proposal.

      Amendment to the Long-Term Incentive Plan — This proposal requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against this proposal. Broker nonvotes, if any, will have no effect on the outcome of the vote on this proposal.

      Ratification of the Appointment of the Independent Auditors — This proposal requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against this proposal. Broker nonvotes, if any, will have no effect on the outcome of the vote on this proposal.

Voting Methods

      If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you hold shares beneficially in street name, by submitting voting instructions to your broker, trustee, or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee.

      The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at noon (Central Daylight Time) on the day before the Annual Meeting.

      * Vote By Internet — If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week by visiting the web site listed on the proxy card. Have your proxy card in hand when you access the web site. You will be prompted to enter your company number and a security control number (these numbers are located on the proxy card) to create an electronic ballot.

      * Vote By Telephone — If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week. The telephone number is printed on your proxy card, which you should have in hand when you call. You will be prompted to enter your company number and a security control number (these numbers are located on the proxy card). You must then follow the recorded instructions.

      * Vote By Mail — You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommended. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible so that it is received by April 28, 2006, the meeting date.

      All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Changing Your Vote

      You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee.

Counting the Vote

      In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” from one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Representatives of Wells Fargo Bank, N.A., NRG’s transfer agent, will tabulate the votes and act as the inspectors of election.

Confidentiality

      Stockholder proxies, ballots, and tabulations that identify stockholders are confidential. They will not be available for examination, nor will the identity or vote of any stockholder be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to NRG management.

List of Stockholders

      The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m. (Eastern Daylight Time), at our principal executive offices at 211 Carnegie Center, Princeton, New Jersey 08540, by contacting the Corporate Secretary.

Cost of Proxy Solicitation

      NRG will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We have hired MacKenzie Partners, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay MacKenzie Partners a fee of $9,500 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other solicitation materials to beneficial owners of stock.

Transfer Agent

      Our transfer agent is Wells Fargo Bank, N.A. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting Wells Fargo Bank, N.A. at 1-800-468-9716 (local: (651) 450-4064), www.wellsfargo.com/shareownerservices, or by writing to P.O. Box 64854, St. Paul, MN 55164-0864.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

      The Board has adopted Corporate Governance Guidelines that, along with the Amended and Restated Certificate of Incorporation, the Bylaws and the charters of the Board committees, provide the framework for the governance of the Company. The Board’s Governance and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available on our website at http://www.nrgenergy.com/investor/corpgov.htm, along with the charters of our Audit, Compensation, and Governance and Nominating committees and our Code of Conduct. The Corporate Governance Guidelines, the charters of all of our Board committees and our Code of Conduct are available in print to any stockholder who requests them. In addition, the Audit Committee Charter was amended by the Board on February 21, 2006 and is attached to this proxy statement at Appendix A.

Director Independence

      The Board has determined that each of the current directors is independent under the listing standards of the New York Stock Exchange, with the exception of David Crane, President and Chief Executive Officer, and Paul Hobby, whose sister-in-law is a current partner at KPMG LLP, the Company’s independent registered public accounting firm. Each of the Audit, Compensation, and Governance and Nominating Committees is made up solely of independent directors. In accordance with the Company’s Corporate Governance Guidelines and the New York Stock Exchange listing standards, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

Board Structure and Committee Membership

      At the 2005 Annual Meeting of Stockholders, an amendment to Article Seven of the Amended and Restated Certificate of Incorporation was approved providing the Board of Directors authority to enlarge the Board to up to 15 directors and to fill newly created directorships. Currently, the Board is set at 12 directors. Anne C. Schaumburg was appointed to the Board effective April 1, 2005 and Maureen Miskovic was appointed to the Board effective September 1, 2005. On February 2, 2006, the Company completed the acquisition of Texas Genco LLC. While conducting their search to fill vacancies on the Board, the Governance and Nominating Committee and the Board of Directors reviewed the credentials of certain independent directors of Texas Genco, and as a result, appointed William E. Hantke and Paul W. Hobby to the Board effective March 8, 2006. The Board is divided into three classes, approximately equal in number, serving staggered three-year terms.

      The Board presently has the following five Committees: Audit, Compensation, Governance and Nominating, Commercial Operations Oversight and Nuclear Oversight. The membership and the functions of each Committee are described below.

			Governance			Commercial
			and			Operations	Nuclear
Name of Director	Audit		Nominating	Compensation		Oversight	Oversight

Howard E. Cosgrove(1)	X						X
John F. Chlebowski	X	(2)	X				X
Lawrence S. Coben				X	(2)		X
David Crane							X
Stephen L. Cropper				X		X (2)	X
William E. Hantke(3)	X						X
Paul W. Hobby(3)						X	X
Maureen Miskovic						X
Anne C. Schaumburg	X						X
Herbert H. Tate			X				X
Thomas H. Weidemeyer				X			X
Walter R. Young			X (2)				X

X	= Committee Member

(1)	= Chairman of the Board

(2)	= Committee Chair

(3)	= Committee assignments were effective March 8, 2006.

Board Meetings

      During 2005, the Board held 14 meetings. During 2005, no director attended less than 75% of the total of the Board meetings and the meetings of the committees upon which he or she served. In calendar year 2006, the Board has held two meetings through March 8, 2006.

      The Company’s Corporate Governance Guidelines provide that the nonmanagement directors meet in executive session periodically following Board meetings. The Company’s nonexecutive Chairman presides at these sessions.

      Directors are encouraged to attend the Annual Meetings of Stockholders. All of the directors attended the 2005 Annual Meeting of Stockholders.

Audit Committee

      The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls, and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company’s independent auditors, the performance of the Company’s internal audit function, and effectiveness of the Company’s financial risk management. Among other things, the Committee:

•	Appoints, retains, oversees, evaluates, and compensates the independent auditors;

•	Reviews the annual audited and quarterly consolidated financial statements;

•	Reviews major issues regarding accounting principles and financial statement presentations;

•	Reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

•	Reviews with the independent auditors the scope of the annual audit, and approves all audit and permitted nonaudit services provided by the independent auditors;

•	Considers the adequacy and effectiveness of the Company’s internal control and reporting system;

•	Discusses policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the effectiveness of the Company’s system for monitoring compliance with laws and regulations, and reviews the Company’s tax policies and findings of regulatory agencies and independent auditors;

•	Reports regularly to the Board regarding its activities and prepares and publishes required annual committee reports;

•	Establishes procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters; and

•	Annually evaluates the performance of the Audit Committee and the adequacy of its charter.

      The Board has determined that all Audit Committee members are independent under the New York Stock Exchange definition of independence for directors and audit committee members, and that all members of the Audit Committee are financially literate. In addition, the Board has determined that John Chlebowski, Howard Cosgrove and William Hantke qualify as “audit committee financial experts” within the meaning of Securities and Exchange Commission (“SEC”) regulations. In calendar year 2005, the Audit Committee held 13 meetings. In calendar year 2006, the Audit Committee has held two meetings through March 8, 2006.

Compensation Committee

      The Compensation Committee oversees the Company’s overall compensation structure, policies, and programs. Among other things, the Committee:

•	Reviews and recommends to the Board annual and long-term goals and objectives relevant to the compensation of the President and the Chief Executive Officer, evaluates the performance of the President and Chief Executive Officer in light of those goals and objectives, and either as a committee or together with the other independent directors, determines and approves the President and the Chief Executive Officer’s compensation;

•	Reports to the Board the review of annual and long-term goals and objectives relevant to the compensation of the Chief Financial Officer, the Executive Vice Presidents and any other officer designated by the Board, the evaluation of those officers’ performance in light of those goals and objectives, the determination and approval of compensation levels based on such evaluations and the review and approval of employment arrangements, severance arrangements and benefits plans;

•	Reviews and recommends to the Board the compensation, incentive-compensation and equity-based plans that are subject to Board approval;

•	Reviews and approves stock option and other stock incentive awards for executive officers other than for the President and Chief Executive Officer;

•	Makes recommendations regarding, and monitors compliance by officers and directors with, the Company’s stock ownership guidelines;

•	Reviews the compensation of directors for service on the Board and its committees;

•	Reviews and approves employment agreements and severance arrangements, benefits plans not otherwise subject to Board approval, and corporate goals and objectives for officers other than for the President and Chief Executive Officer;

•	Produces required committee reports on executive compensation;

•	Reviews and oversees the Company’s overall compensation strategy, structure, policies and programs, and assesses the compensation structure’s establishment of appropriate incentives for management and employees; and

•	Annually evaluates the performance of the Compensation Committee and the adequacy of its charter.

      The Board has determined that all Compensation Committee members are independent under the listing standards of the New York Stock Exchange, and that they are “nonemployee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. In calendar year 2005, the Compensation Committee held 10 meetings. In calendar year 2006, the Compensation Committee has held two meetings through March 8, 2006.

Governance and Nominating Committee

      The Governance and Nominating Committee recommends director candidates to the Board for election at the Annual Meeting of Stockholders, and periodically reviews the Company’s Corporate Governance Guidelines and recommends changes to the Board. Among other things, the Committee also:

•	Identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, and assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

•	Establishes and reviews procedures for the consideration of Board candidates recommended by the Company’s stockholders;

•	Makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its committees;

•	Reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

•	Reviews and recommends to the Board retirement and other tenure policies for directors;

•	Reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Exchange Act;

•	Reviews and reports to the Board regarding potential conflicts of interests of directors;

•	Recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•	Oversees the evaluation of the Board, its committees and management and annually reviews the Company’s senior management succession plans;

•	Monitors directorships in other public companies held by directors and senior officers of the Company; and

•	Annually evaluates the performance of the Governance and Nominating Committee and the appropriateness of its charter.

      The Board has determined that all Governance and Nominating Committee members are independent under the listing standards of the New York Stock Exchange. In calendar year 2005, the Governance and Nominating Committee held six meetings. In calendar year 2006, the Governance and Nominating Committee has held one meeting through March 8, 2006.

      The Governance and Nominating Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members in accordance with criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include an individual’s business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board. The Guidelines provide that the Committee will consider these criteria in the context of the perceived needs of the Board as a whole and seek to achieve a diversity of backgrounds and perspectives on the Board. The Governance and Nominating Committee’s process for identifying and evaluating director nominees also includes consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms, if deemed appropriate, interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.

      The Committee will consider nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Committee’s consideration may do so by writing to the Corporate Secretary, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Recommendations submitted for consideration by the Committee in preparation for the 2007 Annual Meeting of Stockholders must be received by January 28, 2007, and must contain the following information: (a) the name and address of the stockholder; (b) the name and address of the person to be nominated; (c) a representation that the stockholder is a holder of the Company’s stock entitled to vote at the meeting; (d) a statement in support of the stockholder’s recommendation, including a description of the candidate’s qualifications; (e) information regarding the candidate that would be required to be included in a proxy statement filed in accordance with the rules of the SEC; and (f) the candidate’s written, signed consent to serve if elected. The Governance and Nominating Committee will follow the process described above in considering nominees proposed by stockholders in accordance with the foregoing requirements.

      Alternatively, as discussed under “Requirements for Submission of Stockholder Proposals for Next Year’s Annual Meeting,” stockholders intending to appear at the 2007 Annual Meeting of Stockholders in order to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Governance and Nominating Committee was not requested to consider his or her candidacy) must comply with the procedures in the Company’s Bylaws, a copy of which is available upon request to our Corporate Secretary.

Commercial Operations Oversight Committee

      The Commercial Operations Oversight Committee, which was established in the fall of 2005, assists the Board in fulfilling its responsibilities with respect to the oversight of trading, power marketing and risk management issues at the Company. The Commercial Operations Oversight Committee consists of at least three directors, a majority of which must be independent, as defined under the listing standards of the New York Stock Exchange and as affirmatively determined to be “independent” by the Board. No member of the Commercial Operations Oversight Committee may be removed except by majority vote of the independent directors then in office.

      The Commercial Operations Oversight Committee’s duties and responsibilities consist of the following:

•	Providing Board oversight of the trading and power marketing of the Company;

•	Reviewing, advising and consulting with management and the Audit Committee regarding the Company’s risk management policies, practices and procedures;

•	Approving as appropriate, the Company’s power marketing and trading limits, policies, practices and procedures, and counterparty credit limit and policies, and approving exceptions to policies, as necessary;

•	Annually evaluating the performance of the Committee and the appropriateness of the Committee’s charter; and

•	Performing such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

Nuclear Oversight Committee

      The Nuclear Oversight Committee, which was established in the fall of 2005, assists the Board in fulfilling its responsibilities with respect to the oversight of the Company’s ownership and operation, directly or indirectly, of its undivided interests in nuclear power plant facilities as the Company may hold from time to time. The Nuclear Oversight Committee consists of all of the members of the Board who are citizens of the United States of America and who otherwise meet the requirements of applicable law to serve on the Committee, a majority of which shall be independent, as defined under the listing standards of the New York Stock Exchange and as affirmatively determined to be “independent” by the Board.

Communication with Directors

      Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

      Nonmanagement directors receive 60 percent of their compensation in the form of cash and the remaining 40 percent in the form of vested but deferred stock units. Each deferred stock unit is equivalent in value to one share of NRG’s Common Stock and represents the right to receive one such share of Common Stock payable in the manner as elected by the director, or in the event the director does not make an election with respect to payment, when the director ceases to be a member of the Board. Nonmanagement directors other than the nonexecutive Chairman receive total annual compensation of $110,000. Members of the Audit Committee receive an additional $5,000 per year and the Chair of the Audit Committee receives an additional $50,000 per year. Chairs of the Committees other than ad hoc committees and the Audit Committee receive an additional $10,000 per year. The nonexecutive Chairman receives $270,000 in annual compensation. The employee director does not receive separate compensation for Board service.

      Directors are required to retain all stock received as compensation for the duration of their service on the Board, although they may sell shares as necessary to cover tax liability associated with the payout of deferred stock units. Exceptions to these requirements may be made by the Board under special circumstances.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires.

      The terms of the four Class III directors, which includes William E. Hantke who was appointed on March 8, 2006, will expire at the 2006 Annual Meeting. The Class III directors elected at the 2006 Annual Meeting will hold office for a three-year term expiring at the Annual Meeting in 2009 (or until their respective successors are elected and qualified, or until their earlier death, resignation, or removal). There are no family relationships among the Company’s executive officers and directors.

      Each of the nominees for director have been recommended and nominated by the Governance and Nominating Committee. The persons named as proxies intend to vote the proxies for the election of the nominees to the Board. If any of the nominees should be unavailable to serve as a director, an event which is not anticipated, the persons named as proxies will vote your proxy for another candidate or candidates as may be nominated by the Board.

Nominees for Director (Class III Directors)

John F. Chlebowski
Age 60
Audit Committee (Chair)
Governance and Nominating Committee
Nuclear Oversight Committee

Mr. Chlebowski has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. Mr. Chlebowski served as the President and Chief Executive Officer of Lakeshore Operating Partners, LLC, a bulk liquid distribution firm, from March 2000 until his retirement in December 2004. From July 1999 until March 2000, Mr. Chlebowski was a senior executive and cofounder of Lakeshore Liquids Operating Partners, LLC, a private venture firm in the bulk liquid distribution and logistics business, and from January 1998 until July 1999, he was a private investor and consultant in bulk liquid distribution. Prior to that, he was employed by GATX Terminals Corporation, a subsidiary of GATX Corporation, as President and Chief Executive Officer from 1994 until 1997. Mr. Chlebowski is a director of Laidlaw International Inc.

Howard E. Cosgrove
Age 62
Chairman of Board
Audit Committee
Nuclear Oversight Committee

Mr. Cosgrove has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization, and Chairman of the Board since December 2003. He was Chairman and Chief Executive Officer of Conectiv and its predecessor Delmarva Power and Light Company from December 1992 to August 2002. Prior to December 1992, Mr. Cosgrove held various positions with Delmarva Power and Light including Chief Operating Officer and Chief Financial Officer. Mr. Cosgrove serves as Chairman of the Board of Trustees at the University of Delaware.

Anne C. Schaumburg
Age 56
Audit Committee
Nuclear Oversight Committee

Ms. Schaumburg has been a director of NRG since April 2005. From 1984 until her retirement in January 2002, she was at Credit Suisse First Boston in the Global Energy Group, where she last served as Managing Director. From 1979 to 1984, she was in the Utilities Group at Dean Witter Financial Services Group, where she last served as Managing Director. From 1971 to 1978, she was at The First Boston Corporation in the Public Utilities Group.

William E. Hantke
Age 58
Audit Committee
Nuclear Oversight Committee

Mr. Hantke has been a director of NRG since March 8, 2006. Mr. Hantke served as Executive Vice President and Chief Financial Officer of Premcor, Inc., a refining company, from February 2002 until December 2005. Mr. Hantke was Corporate Vice President of Development of Tosco Corporation, a refining and marketing company, from September 1999 until September 2001, and he also served as Corporate Controller from December 1993 until September 1999. Prior to that position, he was employed by Coopers & Lybrand as Senior Manager, Mergers and Acquisitions from 1989 until 1990. He also held various positions from 1975 until 1988 with AMAX, Inc., including Corporate Vice President, Operations Analysis and Senior Vice President, Finance and Administration, Metals and Mining. He was employed by Arthur Young from 1970 to 1975 as Staff/Senior Accountant.

The Board recommends a vote “FOR” the election to the Board of each of the foregoing nominees. Proxies solicited by the Board will be voted “FOR” each of the nominees unless a contrary vote is specified.

Directors Continuing in Office

      Information regarding NRG’s directors continuing in office is provided below.

Class I Directors (Terms expire in 2007)

David Crane
Age 47
Nuclear Oversight Committee

Mr. Crane has served as the President, Chief Executive Officer and a director of NRG since December 2003. Prior to joining NRG, Mr. Crane served as Chief Executive Officer of International Power plc, a UK-domiciled wholesale power generation company, from January 2003 to November 2003, and as Chief Operating Officer from March 2000 through December 2002. Mr. Crane was Senior Vice President — Global Power New York at Lehman Brothers Inc., an investment banking firm, from January 1999 to February 2000, and was Senior Vice President — Global Power Group, Asia (Hong Kong) at Lehman Brothers from June 1996 to January 1999.

Stephen L. Cropper
Age 56
Compensation Committee
Commercial Operations Oversight Committee (Chair)
Nuclear Oversight Committee

Mr. Cropper has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. Mr. Cropper spent 25 years with The Williams Companies Inc., an energy company, before retiring in 1998 as President and Chief Executive Officer of Williams Energy Services LLC. Mr. Cropper is a director of Berry Petroleum Company, Sunoco Logistics Partners L.P., Rental Car Finance Corporation, a subsidiary of Dollar Thrifty Automotive Group, Inc. and QuikTrip Corporation.

Maureen Miskovic
Age 48
Commercial Operations Oversight Committee

Ms. Miskovic has been a director of NRG since September 2005. She currently serves as Chief Operating Officer of the Eurasia Group, a research and consulting firm focusing on political-risk analysis and industry research for global markets, where she oversees the firm’s continued expansion and serves as chief advisor for the company’s political risk services. She also acts as the principal liaison for Eurasia Group’s joint venture with Deutsche Bank, which includes the DESIX, the first global political risk index on Wall Street. Ms. Miskovic joined Eurasia Group in September 2002 after six years with Lehman Brothers, where she was Managing Director and Chief Global Risk Officer. Prior to joining Lehman Brothers, Ms. Miskovic was Treasurer at Morgan Stanley in London and before that she held various positions with SG Warburg and Company, also in London.

Thomas H. Weidemeyer
Age 58
Compensation Committee
Nuclear Oversight Committee

Mr. Weidemeyer has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. Until his retirement in December 2003, Mr. Weidemeyer served as Director, Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., the world’s largest transportation company and President of UPS Airlines. Mr. Weidemeyer became Manager of the Americas International Operation in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, Mr. Weidemeyer became Vice President and Airline Manager of UPS Airlines and, in 1994, was elected its President and Chief Operating Officer. Mr. Weidemeyer became Senior Vice President and a member of the Management Committee of United Parcel Service, Inc. that same year, and he became Chief Operating Officer of United Parcel Service, Inc. in January 2001. Mr. Weidemeyer also serves as a director of The Goodyear Tire & Rubber Co. and Waste Management, Inc.

Class II Directors (Terms expire in 2008)

Lawrence S. Coben
Age 47
Compensation Committee (Chair)
Nuclear Oversight Committee

Mr. Coben has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. He is Chairman and Chief Executive Officer of Tremisis Energy Acquisition Corporation. From January 2001 to January 2004, he was a Senior Principal of Sunrise Capital Partners L.P., a private equity firm. From 1997 to January 2001, Mr. Coben was an independent consultant. From 1994 to 1996, Mr. Coben was Chief Executive Officer of Bolivian Power Company. Mr. Coben is also a director of Prisma Energy.

Herbert H. Tate
Age 53
Governance and Nominating Committee
Nuclear Oversight Committee

Mr. Tate has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. Mr. Tate joined NiSource, Inc. as Corporate Vice President, Regulatory Strategy in July 2004. He was Of Counsel of Wolf & Samson P.C., a law firm, from September 2002 to July 2004. Mr. Tate was Research Professor of Energy Policy Studies at the New Jersey Institute of Technology from April 2001 to September 2002 and President of New Jersey Board of Public Utilities from 1994 to March 2001. Mr. Tate is also a director of IDT Capital, Inc. and IDT Spectrum, Inc. Previously, Mr. Tate was a member of the Board of Directors for Central Vermont Public Service from April 2001 to June 2004, where he was a member of the Audit Committee.

Walter R. Young
Age 61
Governance and Nominating (Chair)
Nuclear Oversight Committee

Mr. Young has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. From May 1990 to June 2003, Mr. Young was Chairman, Chief Executive Officer and President of Champion Enterprises, Inc., an assembler and manufacturer of manufactured homes. Mr. Young has held senior management positions with The Henley Group, The Budd Company and BFGoodrich.

Paul W. Hobby
Age 45
Commercial Operations Oversight Committee
Nuclear Oversight Committee

Mr. Hobby has been a director of NRG since March 8, 2006. Mr. Hobby is the Managing Partner of Genesis Park, L.P., a Houston-based private equity business specializing in technology and communications investments which he helped to form in 2000. In that capacity, he serves as the Chief Executive Officer of Alpheus Communications, Inc., a Texas wholesale telecommunications provider, and as Former Chairman of CapRock Services Corp., the largest provider of satellite services to the global energy business. From November 1992 until January 2001, he served as Chairman and Chief Executive Officer of Hobby Media Services and was Chairman of Columbine JDS Systems, Inc. from 1995 until 1997. He was an Assistant U.S. Attorney for the Southern District of Texas from 1989 to 1992, Chief of Staff to the Lieutenant Governor of Texas, Bob Bullock, in 1991 and an Associate at Fulbright & Jaworski from 1986 to 1989. Mr. Hobby is also a director of EGL, Inc. and Stewart Information Services Corporation (Stewart Title).

PROPOSAL NO. 2

AMENDMENT TO ARTICLE FOUR, SECTION 2, OF THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

      Article Four, Section 2, of our Amended and Restated Certificate of Incorporation currently states the following:

      “Section 2.     Preferred Stock. The Preferred Stock may be issued from time to time and in one or more series. By resolution adopted by the affirmative vote of at least a majority of the total number of Directors then in office, the Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of Directors then in office, originally fixing the number of shares constituting any series of Preferred Stock to increase or decrease (but not below the number of shares of any such series of Preferred Stock, then outstanding) the number of shares of any such series of Preferred Stock and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions granted to or imposed upon, any such series of Preferred Stock may be made dependent upon facts ascertainable outside the resolutions or resolutions providing for the issue of such Preferred Stock, adopted by the affirmative vote of at least a majority of the total number of Directors then in office, provided that the manner in which such facts shall operate upon the powers, preferences and rights of, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Any of the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to or imposed upon, such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the affirmative vote of at least a majority of the total number of Directors then in office.”

      As of the record date, a total of 2,670,000 shares of preferred stock were issued and outstanding. The Company issued 420,000 shares of 4% Preferred Stock in December 2004; 250,000 shares of

3.625% Convertible Perpetual Preferred Stock in August 2005; and 2,000,000 shares of 5.75% Mandatory Convertible Preferred Stock in February 2006.

      The Board believes that it is in the best interests of the Company and our stockholders to revise the authority of the Board of Directors to issue and designate preferred stock. Therefore, the Board recommends that our stockholders approve a proposal to amend Article Four, Section 2, of our Amended and Restated Certificate of Incorporation to state the following:

      “Section 2.     Preferred Stock. The Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is hereby expressly authorized, by resolution or resolutions, to provide, out of unissued shares of Preferred Stock that have not been designated as to series, for series of Preferred Stock, and with respect to each such series, to fix the number of shares constituting such series and the powers (including voting powers, full or limited, if any), designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations and restrictions thereof, of the shares of each series, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock to increase or decrease (but not below the number of shares of any such series of Preferred Stock, then outstanding) the number of shares of any such series of Preferred Stocks. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. Any of the powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions granted to or imposed upon, any such series of Preferred Stock may be made dependent upon facts ascertainable outside the resolutions or resolutions providing for the issue of such Preferred Stock, provided that the manner in which such facts shall operate upon the powers, preferences and rights of, and the qualifications, limitations and restrictions thereof, if any, is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series of Preferred Stock. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.”

      The principal purpose of this proposed amendment to our Amended and Restated Certificate of Incorporation is to provide increased flexibility in the approval process for the issuance of a series of preferred stock. Under the current provision, the terms of the preferred stock must be approved by a majority of directors then in office. The proposed amendment would eliminate this requirement, thereby permitting the Board of Directors to delegate to a committee the authority to approve the terms of series of preferred stock. The amendment also accomplishes the purpose of clarifying the authority of the Board to issue and set the terms of series of preferred stock.

The Board recommends a vote “FOR” the amendment to Article Four, Section 2, of the Amended and Restated Certificate of Incorporation revising the authority of the Board of Directors to issue and designate preferred stock. Proxies solicited by the Board will be voted “FOR” approval of the amendment unless a contrary vote is specified.

PROPOSAL NO. 3

AMENDMENT TO THE LONG-TERM INCENTIVE PLAN

Purpose of Amendment

      The Board and stockholders previously approved the Long-Term Incentive Plan (the “Plan”) to promote the long-term growth and profitability of the Company by providing certain directors, officers, employees and consultants of the Company incentives to maximize stockholder value and to enable the Company to attract, retain, and reward the best available persons for positions of responsibility.

      Initially, 4,000,000 shares of Common Stock of the Company were reserved for issuance under the Plan. Awards covering 3,761,685 shares (assuming maximum targets are met) have been issued under the Plan since it was instituted in December 2003, leaving 238,315 shares still available. In order to continue to attract and retain highly qualified directors, officers, employees and consultants, the Board believes it is in the best interests of the Company to amend the Plan to increase the total number of shares available under the Plan from the initial 4,000,000 shares to 8,000,000 shares. In addition, with the Company’s size and workforce now significantly larger following the February 2, 2006 closing of the acquisition of Texas Genco LLC, it is an appropriate time to increase the number of shares available under the Plan.

      The following is a summary of the material features of the Plan, which is qualified in its entirety by reference to the complete text of the Plan, as amended, attached to this proxy statement as Appendix B.

Eligibility

      All directors, officers, employees and consultants of the Company and its subsidiaries are eligible to be selected by the Compensation Committee for participation in the Plan. As of March 8, 2006, there were approximately 1,300 directors, officers, employees, and consultants eligible to be selected for participation in the Plan.

Types of Awards

      The Plan provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and deferred stock units (collectively, the “Awards”). The material features of these types of Awards are described below. Subject to the terms of the Plan, the specific terms and conditions of any Award are established in the discretion of the Compensation Committee at the time of grant and set forth in an award agreement issued to the participant.

      Options. The Plan provides for the grant of incentive stock options qualified under Section 422 of the Internal Revenue Code (the “Code”) and nonqualified stock options as designated by the Compensation Committee in the award agreement for the option. Subject to the terms of the Plan, the option price, the number of shares subject to an option, and the conditions on exercisability will be determined by the Compensation Committee at the date of grant.

      Under the Plan, the exercise price per share of an option may not be less than the fair market value of a share of Common Stock of the Company as of the date of grant. Under the Plan, the “fair market value” of a share is equal to the closing selling price (or bid price) of the Common Stock on the New York Stock Exchange (or other stock exchange on which the stock is listed) on the date the value is being determined. If an option granted to an employee that owns more than 10 percent of the total combined voting power of all classes of Company stock on the date of grant (a “10 Percent Stockholder”) is intended to qualify as an incentive stock option, the exercise price may not be less than 110 percent of the fair market value of the Common Stock on the date of grant.

      Under the Plan, no option may be exercisable more than 10 years after the date the option is granted. However, an option granted to a 10 Percent Stockholder that is intended to qualify as an incentive stock option, may not be exercisable more than five years from the grant date. Unless otherwise determined by the Compensation Committee, participants may exercise any vested options by paying the exercise price either in cash, unrestricted shares of Common Stock owned for at least six months, any cashless exercise procedures approved by the Compensation Committee, or any combination of the foregoing. In general prior to exercise, participants will not have any rights as stockholders with respect to any shares of Common Stock covered by an option.

      Stock Appreciation Rights. Under a stock appreciation right (“SAR”), a participant is awarded an interest in the appreciated value of the shares of Common Stock underlying the Award above a base amount for such shares established by the Compensation Committee at the time the right is granted. In no event may the base amount under an SAR be less than the fair market value of the shares underlying the SAR as of the date of grant. The appreciated value of the stock subject to a SAR will be payable to a participant at the time and under the terms and conditions of the SAR established by the Compensation Committee at the time of grant. SARs may be granted either alone or in tandem with options The amount payable under a SAR will be paid in shares of Common Stock or other property or securities of the Company determined by the Compensation Committee. In general, prior to payment of a SAR in Common Stock, a participant will not have any rights as a stockholder with respect to the shares of Common Stock underlying a SAR.

      Restricted Stock. Under a restricted stock award, a participant is issued shares of Common Stock of the Company that are subject to certain forfeiture or vesting provisions and restrictions on transferability as determined by the Compensation Committee at the time of the Award. Unless the restricted shares issued are treasury shares, a participant is required to pay the Company the aggregate par value for the shares of restricted stock within 10 days of the date of grant. Unless otherwise provided under the terms of the Award, a participant has voting and dividend rights with respect to awards of restricted stock. Any stock or other securities received as a distribution with respect to restricted stock are subject to the same restrictions that apply to the shares of restricted stock.

      Restricted Stock Units. Each restricted stock unit represents the right of a participant to be paid one share of Common Stock of the Company subject to the vesting provisions, restrictions and other terms and conditions of the Award. Prior to the vesting of restricted stock units or the expiration of any applicable restriction period under the Award, the participant does not have any rights as a Company stockholder. However, in general, when the restricted period ends and the participant vests, he or she will have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each restricted stock unit. Pursuant to the tax rules applicable to nonqualified deferred compensation plans under Section 409A, an Award of restricted stock units may permit the participant to elect to defer the receipt of shares of Common Stock that would otherwise be payable when the units vest.

      Performance Awards. Performance awards issued under the Plan entitle a participant to receive an amount based on the satisfaction of certain performance criteria or goals established in the discretion of the Compensation Committee for a performance measurement period determined by the Compensation Committee in its discretion. Performance awards may include specific dollar-value target awards or the grant of performance units or shares, the value of which will be determined by the Compensation Committee at the time of grant and may be based on the fair market value of Common Stock of the Company. In general, a participant is required to remain employed or engaged by the Company at the end of the performance measurement period in order to receive payment of a performance award. Performance awards may be paid in shares of Common Stock of the Company or other property or securities of the Company as the Compensation Committee may determine.

      Deferred Stock Units. Each deferred stock unit represents the right of a participant to be paid one share of Common Stock of the Company at the end of a deferral period established under the Award by the Compensation Committee or elected by the participant under the terms of an Award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. Unless otherwise provided under an Award, during the applicable deferral period, a participant will not have any rights as a stockholder of the Company. However, unless otherwise provided, once the deferral period ends, the participant will be entitled to receive accumulated dividends and distributions with respect to the corresponding number of shares of Common Stock underlying each deferred stock unit. Except in the case of death, disability or retirement, a participant is required to remain employed or engaged by the Company as of the end of the deferral period in order to receive payment of a deferred stock unit.

Stock Subject to the Plan

      If this proposal is approved by the stockholders, an additional 4,000,000 shares of Company Common Stock, par value $0.01 per share, will be reserved for issuance under the Plan so that the total shares reserved for issuance under the Plan since its initial adoption will be 8,000,000. This stock may be either authorized and unissued shares or treasury shares held by the Company. The shares of Common Stock subject to Awards that expire, terminate, are forfeited or are withheld in payment of the exercise price of or the taxes related to an Award, will be available for future grants under the Plan.

      In the event that a change affecting the capital structure of the Company is implemented, such as a stock dividend, stock split or merger, the Compensation Committee will equitably adjust the number and kind of shares or other property available for issuance under the Plan, and the number, kind and exercise price of outstanding Awards. In the event of a merger, consolidation, or other reorganization where the Company is not the surviving or continuing entity, all outstanding Awards will be either assumed by the surviving or continuing entity or cancelled in exchange for cash or other property.

      The aggregate number of shares of Company Common Stock granted as stock options under the Plan during any calendar year to any one participant may not exceed 1,000,000 shares. Likewise, a participant may not be granted SARs with respect to more than 1,000,000 shares of Common Stock during a calendar year. Performance awards granted to any one participant in any one calendar year may not be payable in Common Stock in excess of 1,000,000 shares and if payable in other property or securities of the Company, may not exceed the greater of the fair market value of 1,000,000 shares of Common Stock as of the date of grant or the date of payment. In addition, the fair market value of stock options (determined at the date of grant) that will first become exercisable during any one calendar year that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (the “Code”), may not exceed $100,000.

      The market value of a share of the Company’s Common Stock based on the closing price on the New York Stock Exchange on March 8, 2006, was $43.43.

Administration

      The Plan is administered by the Compensation Committee, which is composed of nonemployee members of the Board. Subject to the provisions of the Plan, the Compensation Committee has the discretionary power and authority to select persons to participate in the Plan and to determine the type, amount, timing and terms and conditions of Awards granted under the Plan. The Compensation Committee also has the power and authority to interpret the terms of the Plan and Awards issued thereunder.

      The Committee may establish such rules and regulations and take such actions as it deems necessary or advisable for the proper administration of the Plan. All decisions and interpretations by the Compensation Committee regarding the Plan are final and binding on all participants and beneficiaries, unless an arbitration or other dispute resolution procedure is expressly provided in the applicable Award grant agreement. In addition, members of the Compensation Committee and the Company’s officers will not be liable for any acts or omissions in connection with the performance of their duties under the Plan, except in the case of the person’s own willful misconduct or as expressly provided by statute.

Termination of Employment

      Unless the Compensation Committee determines otherwise and except as provided above for deferred stock units, if a participant’s employment or performance of service with the Company ceases, the following terms and conditions apply to the participant’s outstanding Awards:

•	Death. All outstanding Awards will become fully vested, to the extent not already vested, and they will be exercisable, if applicable, for one year from the date of death, or until the Award expires if earlier.

•	Disability. All of the participant’s Awards that are vested and exercisable on the date he or she becomes disabled will remain exercisable, if applicable, for one year from the date of disability, or until the Award expires if earlier. All Awards that are not fully vested or exercisable on the date of disability will be forfeited.

•	Retirement. All of the participant’s Awards that are vested and exercisable on his or her retirement date will remain exercisable, if applicable, for two years from the retirement date, or until the Award expires if earlier. All Awards that are not fully vested or exercisable on the date of retirement will be forfeited; provided that if a director retires, all of his or her unvested Awards will immediately vest and be exercisable for two years after the retirement date, or until the Awards expire if earlier.

In general, a director qualifies for retirement under the Plan if his or her service on the Board terminates after five years of service. Other participants in the Plan qualify for retirement upon termination from employment or service after attaining age 55 with ten or more years of service.

•	Termination for Cause. If a participant’s employment or service with the Company is terminated for cause, all Awards granted under the Plan will be immediately forfeited regardless of whether or not they are vested and/or exercisable.

For purposes of the Plan, the term “cause” means any one or more of the following events unless determined otherwise by the Compensation Committee: conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or a subsidiary; conduct that has caused demonstrable and serious injury to the Company or a subsidiary, monetary or otherwise; willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; breach of duty of loyalty to the Company or a subsidiary or other act of fraud or dishonesty with respect to the Company or a subsidiary; or violation of the Company’s code of conduct.

•	All Other Terminations. All of the participant’s Awards that are vested and exercisable will remain exercisable, if applicable, for 90 days from the date of termination, or until the Award expires if earlier. All Awards that are not fully vested or exercisable on the date of termination will be forfeited.

Change in Control

      Unless determined otherwise by the Compensation Committee, all outstanding Awards will become fully vested and exercisable until the Awards otherwise expire if the Company undergoes a change in control. For purposes of the Plan, a change in control is deemed to occur in any one of the following events:

•	Any “person” (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 or any successors thereto (“Exchange Act”)) becomes the “beneficial owner” (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50 percent or more of the Company’s capital stock entitled to vote in the election of directors;

•	Persons who on the effective date of the plan of reorganization of the Company (the “Commencement Date”) constitute the Board (the “Incumbent Directors”) cease for any reason,

to constitute at least a majority thereof; provided that, any person becoming a director of the Company subsequent to the Commencement Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors; but provided further that, any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

•	The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

•	Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company.

      If a change in control occurs as a result of a Business Combination described above, then the Compensation Committee may cancel any or all outstanding options under the Plan by paying the option holders an amount equal to the portion of the consideration, if any, that would have been payable to them pursuant to the transaction if their options had been fully exercised immediately prior to the transaction, less the aggregate exercise price of their options; or, if the options are underwater, cancel the options for no consideration or payment of any kind. Payments in exchange for options may be made in cash, securities, or other Company property as determined by the Compensation Committee in its sole discretion.

Dividends and Dividend Equivalents

      The Compensation Committee may grant Awards that provide participants with the right to receive dividend payments or dividend equivalent payments on the Common Stock of the Company subject to the Award, whether or not the Award has been exercised or is vested.

Transferability

      Unless determined otherwise by the Compensation Committee, no Award granted under the Plan will be transferable by a participant, other than by will or the laws of descent and distribution, except to a participant’s family member by gift or pursuant to a qualified domestic relations order as defined by the Code.

Duration and Amendment of the Plan

      No Awards will be granted pursuant to the Plan after December 5, 2013, which is 10 years after the date the Plan was initially effective. The Board or the Compensation Committee may amend or terminate the Plan at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company if such approval is required by applicable law, regulations or the rules of any exchange or market on which the Company’s Common Stock is traded or listed or the amendment would increase the number of shares reserved for issuance under the Plan.

      The Compensation Committee may amend the terms of any outstanding Award under the Plan, except that no amendment may adversely affect any right of a participant under an Award without his or her written consent and no amendment may reduce the exercise price of any options or SARs awarded under the Plan without approval of the stockholders of the Company.

Plan Benefits

      As of March 8, 2006, the following Awards have been granted under the Plan:

	Stock	Restricted	Deferred	Performance
Name/Group & Title	Options	Stock Units	Stock Units	Awards/Units(1)

David Crane	775,608	190,394	19,071	33,000
President and Chief Executive Officer
Robert C. Flexon	143,500	32,700	5,680	13,300
Executive Vice President and Chief Financial Officer
Kevin T. Howell	17,900	165,200	—	4,500
Executive Vice President, Commercial Operations
John P. Brewster	52,200	11,400	3,150	6,800
Executive Vice President, Corporate Operations and President, South Central Region
Christine A. Jacobs	33,000	7,300	858	4,500
Vice President, Plant Operations
All current executive officers as a group	1,329,072	465,027	38,024	130,232
All current directors who are not executive officers as a group	—	—	89,224	—
All nominees for election as directors	—	—	40,116	—
Each other person who has received 5 percent or more of the Awards under the Plan	—	—	—	—
All other employees as a group	457,500	1,005,000	60,735	87,500

(1)	Amounts represent the number of performance units granted. Each performance unit represents the right to receive Common Stock at the time specified in the Award but only if the price per share of Common Stock on such date (the “measurement price”) equals or exceeds the target price under the Award. The number of shares of Common Stock to be paid for each performance unit will be equal to: (i) one share of Common Stock, if the measurement price equals the target price; (ii) a prorated amount in between one and two shares of Common Stock, if the measurement price is greater than the target price but less than the maximum price under the Award and (iii) two shares of Common Stock, if the measurement price is equal to or greater than the maximum price.

      The Awards that will be granted or paid under the Plan following the stockholders’ approval of the proposed amendment to the Plan are not currently determinable.

Federal Income Tax Consequences of Awards

      The following discussion of the Plan’s federal income tax consequences is a summary of applicable federal law as currently in effect. This discussion does not cover all federal provisions that may apply to a participant, including federal gift tax or estate tax issues, and is not intended to be relied on by any person as tax advice.

      Nonqualified Stock Options. A participant will not have taxable income upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified option, the participant will recognize ordinary income equal to the difference between (a) the fair market value of one share of Common Stock on the day the option is exercised and (b) the option price of one share, times the number of shares exercised. The Company will be entitled to a tax deduction at the same time and in the same amount.

      The subsequent sale of the shares by a participant generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to shares, and the capital gains will be taxable as long-term capital gains if the shares are held for more than one year.

      Incentive Stock Options. Neither the grant nor exercise of an incentive stock option under the Plan is taxable to the participant receiving the option. If the participant holds the stock purchased upon exercise of an incentive stock option for at least one year after exercising the option and at least two years after the option was granted, his or her later sale of the stock will produce long-term capital gain or loss, and the Company will not be entitled to any tax deduction. However, if the employee disposes of the stock before these holding periods have elapsed (a “disqualifying disposition”), he or she will generally be taxed at ordinary income rates on the excess of the fair market value of the stock when the option was exercised over the option exercise price (or, if less, the amount realized in the case of an arm’s length disqualifying disposition to an unrelated third party), and the Company will be entitled to a tax deduction in the same amount. Any remaining gain or loss will be short-term or long-term capital gain or loss depending on the holding period of the shares. If shares acquired pursuant to the exercise of an incentive option are surrendered to the Company upon exercise of an incentive option and if the shares have not been held for the requisite one and two-year periods, the surrender will be treated as a disqualifying disposition.

      Stock Appreciation Rights (SARs). The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the fair market value of any shares or property received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time for the same amount. If the SAR is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

      Restricted Stock. The grant of restricted stock is not a taxable event for a participant. When the restricted stock vests, the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the restricted stock on the date of the expiration over the purchase price of the shares. The participant may, however, elect within 30 days after the date of grant under Section 83(b) of the Code to recognize ordinary income on the date of grant in an amount equal to the fair market value of the restricted stock on the date of grant, determined without regard to the restrictions imposed on the shares. If and when the participant recognizes ordinary income attributable to the restricted stock, the Company will generally be entitled to a deduction equal to the amount of the ordinary income.

      Restricted Stock Units, Performance Award and Deferred Stock Units. A participant will not have taxable income upon the grant of a restricted stock unit, performance award or deferred stock unit. Rather, taxation will be postponed until the Award becomes payable. At that time, the participant will recognize ordinary income generally equal to the value of the shares of Common Stock or other property paid to the participant under the Award, and the Company will generally be entitled to a deduction equal to the same amount.

      Excess Parachute Payment. The Plan provides for accelerated vesting or payment of an Award in connection with a change in control of the Company. In that event and depending upon the individual circumstances of the participant, certain amounts with respect to the Awards may constitute “excess parachute payments” under the golden parachute provisions of the Code. Pursuant to those provisions, an employee will be subject to a 20 percent excise tax on any “excess parachute payment,” and the Company will not be permitted to take a deduction for the excess parachute payment.

      Section 162(m). In general, Section 162(m) of the Code limits the amount of compensation otherwise deductible by the Company and its subsidiaries for the year to $1,000,000 for each of the chief executive officer of the Company and the next four highly compensated officers of the Company serving at the end of the taxable year, except to the extent that the compensation qualifies as “performance-based compensation.”

      All stock options and SARs issued under the Plan are designed to be performance-based compensation for purposes of Section 162(m) of the Code. At the time of grant of performance awards, the Compensation Committee will determine the extent to which the grant is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

      The performance criteria for any performance award that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code will be any one or more of the following performance criteria applied to either the Company as a whole or to a business unit or subsidiary as determined by the Compensation Committee: return on equity; earnings per share; return on gross or net assets; return on gross or net revenue; pre- or after-tax net income; earnings before interest, taxes, depreciation, and amortization; operating income; and revenue growth Before payment under a performance award, the Compensation Committee will certify the extent to which the goals have been met.

      Section 409A. Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes new election, payment and funding requirements on “nonqualified deferred compensation plans,” effective January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then compensation deferred under the plan may become immediately taxable and subject to a 20 percent excise tax. Under interim guidance issued by the Internal Revenue Service (the “IRS”), certain Awards that may be issued under the Plan may constitute the “deferral of compensation” subject to the new requirements of Section 409A. Awards issued under the Plan since the effective date of Section 409A have been structured to comply with the IRS interim guidance.

Equity Compensation Plan Information

      The following table provides information regarding Common Stock authorized for issuance under NRG’s equity compensation plans as of December 31, 2005.

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued	Weighted-Average	Equity Compensation
	Upon Exercise of	Exercise Price of	Plans (excluding
	Outstanding Options,	Outstanding Options,	securities reflected in
Plan Category	Warrant and Rights	Warrants and Rights	column (a))

Equity Compensation Plans Approved by Security Holders	2,593,179	$25.04	1,355,193*
Equity Compensation Plans Not Approved by Security Holders	—	n/a	—

Total	2,593,179	$25.04	1,355,193*

*	Includes securities issuable under the Long-Term Incentive Plan that is the subject of Proposal 3 of this proxy statement.

The Board recommends a vote “FOR” the proposed amendment to the Long-Term Incentive Plan. Proxies solicited by the Board will be voted “FOR” the Amendment unless a contrary vote is specified.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee expects to appoint the firm of KPMG LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the year 2006 at a meeting held in late April. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

      The Audit Committee first engaged KPMG LLP as the Company’s independent registered public accounting firm on May 24, 2004. Prior to hiring KPMG LLP, the Company’s independent registered public accounting firm was PricewaterhouseCoopers LLP.

The Board recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Proxies solicited by the Board will be voted “FOR” ratification unless a contrary vote is specified.

EXECUTIVE OFFICERS

      Our executive officers are elected by our board of directors annually to hold office until their successors are elected and qualified.

David Crane

Age 47
President and Chief Executive Officer

For biographical information for David Crane, see “Directors Continuing in Office.”

Robert C. Flexon

Age 47
Executive Vice President and Chief Financial Officer

Mr. Flexon has been Executive Vice President and Chief Financial Officer of NRG since March 2004. In this capacity, he manages NRG’s corporate finance, accounting, tax, risk management, information technology, and overall internal control program. Prior to joining NRG, from June 2000 to March 2004, Mr. Flexon was Vice President, Corporate Development & Work Process and Vice President, Business Analysis and Controller of Hercules, Inc. Mr. Flexon also held various financial management positions from 1987 to June 2000, including General Auditor, Franchise Manager and Controller, during his 13 years with Atlantic Richfield Company. Mr. Flexon began his career with the former Coopers & Lybrand public accounting firm.

Caroline Angoorly

Age: 41
Vice President, Environmental and New Business

Ms. Angoorly has served as Vice President, Environmental & New Business for NRG since May 2004. She is responsible for NRG’s strategy, initiatives and compliance in the environmental and green business arenas. Prior to joining NRG, Ms. Angoorly served as Vice President and General Counsel at Enel North America, Inc. from September 2001 through May 2004, a Director and the Chief Financial Officer at Line56Media from September 2000 to September 2001, and a partner in the Global Project Finance Group at Milbank, Tweed, Hadley & McCloy LLP. Ms. Angoorly commenced her career with the Australian law firm, Blake Dawson Waldron. Ms. Angoorly holds a Bachelor of Science degree in Geology and a Bachelor of Laws degree from Monash University in Melbourne, Australia. She also holds a Master of Business Administration degree, with an emphasis on international finance and economics, from Melbourne and Columbia Business Schools.

John P. Brewster

Age: 52
Executive Vice President, International Operations and President, South Central Region

Mr. Brewster has been Executive Vice President, International Operations and President, South Central Region of NRG since March 2004. He is responsible for managing the asset portfolio for NRG’s South Central Region and international operations. Previously, he served as Vice President, Worldwide Operations of NRG, Vice President, North American Operations and Vice President of Production for NRG Louisiana Generating, Inc. Prior to joining NRG, Mr. Brewster spent 22 years with Cajun Electric Power Cooperative, Inc. where he served as Vice President of Production, Manager of Power System Operations and Assistant Plant Manager.

Thad Hill

Age: 38
Executive Vice President, Corporate Business Development and Strategic Planning

Thad Hill has served as Executive Vice President, Corporate Business Development and Strategic Planning for NRG since February 2006. Prior to his position with NRG, he was Executive Vice President of Strategy & Business Development at Texas Genco since May 2005. Mr. Hill was previously a Vice President and Director of The Boston Consulting Group, Inc., where he led the North American energy practice. While at The Boston Consulting Group, Inc., Mr. Hill served a broad set of companies in the North American power and gas sector with a focus on commercial and strategic issues. Mr. Hill joined The Boston Consulting Group, Inc. in 1995, was appointed an officer in 2001 and began leadership of the North American energy practice in 2003. Mr. Hill received his B.A. from Vanderbilt University and an M.B.A. from The Amos Tuck School of Dartmouth College.

Kevin T. Howell

Age: 48
Executive Vice President, Commercial Operations

Mr. Howell has been Executive Vice President, Commercial Operations since August 2005 and is responsible for the commercial management of the North America asset portfolio. Prior to joining NRG, he served as President of Dominion Energy Clearinghouse since 2001. From 1995 to 2001, Mr. Howell held various positions within Duke Energy companies including Senior Vice President of Duke Energy Trading and Marketing, Senior Vice President of Duke Energy International, and most recently, Executive Vice President of Duke Energy Merchants where he managed a global trading group dealing in refined products, LNG and coal. Prior to his five years at Duke, Mr. Howell worked in a variety of trading, marketing and operations functions at MG Natural Gas Corp., Associated Natural Gas and Panhandle Eastern Pipeline L.P.

James J. Ingoldsby

Age 48
Vice President and Controller

Mr. Ingoldsby has been Vice President and Controller of NRG since May 2004. He is responsible for directing NRG’s financial accounting and reporting activities, as well as ensuring our compliance with Sarbanes-Oxley legislation. Mr. Ingoldsby, who led the Sarbanes-Oxley implementation at chemical company Hercules, Inc., previously held various executive positions at GE Betz, formerly BetzDearborn from May 1993 to April 2003, including serving as Controller and Director of Business Analysis and Director of Financial Reporting. He also held various staff and managerial accounting and auditing positions at Mack Trucks, Inc. from February 1982 to May 1993. Mr. Ingoldsby began his career with Deloitte and Touche where he became a Certified Public Accountant.

Christine A. Jacobs

Age 53
Vice President, Plant Operations

Ms. Jacobs has been Vice President, Plant Operations of NRG since September 2004. She is responsible for domestic plant operations, including safety, physical security, engineering and procurement, and application of best operating practices. Ms. Jacobs has more than 30 years of diverse operating and commercial management experience. Prior to joining NRG, she served as Executive Vice President, Facility Services/Healthcare Management for Aramark Corporation from 2003 to 2004. Additionally, Ms. Jacobs served as Senior Vice President, Exelon Generation, and President, Exelon Power from 2000 to 2002.

Curtis Morgan

Age 45
Executive Vice President and President, Northeast Region

Curtis Morgan has been Executive Vice President and President, Northeast Region of NRG since March 2006. Prior to joining NRG, Mr. Morgan served as Executive Vice President and Chief Operating Officer of Mirant Corporation, a power generation company operating in the United States, Asia and the Caribbean, from August 2003 until January 2006. Prior to that, Mr. Morgan served as President, East Region of Reliant Energy Wholesale Group from September 2000 to August 2003 and Senior Vice President, Vice President and Director, Corporate Planning and Development from March 1997 to September 2000. Mr. Morgan began his career at Amoco Corporation where he held various positions in finance, accounting and planning from June 1983 until February 1997. Mr. Morgan received his B.B.A. from Western Illinois University and an M.B.A. from the University of Chicago.

Timothy W. J. O’Brien

Age 47
Vice President and General Counsel

Mr. O’Brien has been Vice President and General Counsel of NRG since April 2004. He is responsible for legal affairs at the Company. He served as Secretary from April 2004 to July 2005, as Deputy General Counsel of NRG from 2000 to 2004 and Assistant General Counsel from 1996 to 2000. Prior to joining NRG, Mr. O’Brien was an associate at Sheppard, Mullin, Richter & Hampton in Los Angeles and San Diego, California.

George P. Schaefer

Age 55
Vice President, Treasurer

Mr. Schaefer has been Vice President and Treasurer since December 2002. He is responsible for all treasury functions, including bank relations and corporate and project finance activities. Prior to joining NRG, Mr. Schaefer served as Senior Vice President, Finance and Treasurer for PSEG Global, Inc., an operator of power plants and utilities from April 2001 to April 2002, Vice President of Enron North America Corp. in its independent energy unit from June 2000 to April 2001 and Vice President and Treasurer of Reliant Energy International, an operator of power plants and utilities, from June 1995 to June 2000. Prior to 1995, he was the Vice President, Business Development for Entergy Power Group and held the Senior Vice President, Structured Finance Group position with General Electric Capital Corporation.

Steve Winn

Age: 40
Executive Vice President and President, Texas Region

Mr. Winn has served as Executive Vice President of NRG since January 2006 and, President, Texas Region since February 2006. He served as Vice President, Mergers and Acquisitions from April 2005 to December 2005 and as Director, Mergers and Acquisitions from November 2004, when he joined NRG, to April 2005. Prior to joining NRG, Mr. Winn worked in Power and Energy Investment Banking at Lehman Brothers and Salomon Brothers. He has a Masters of Business Administration from Cornell University’s Johnson School of Management, and a Bachelor of Arts in Economics from the University of California at Berkeley.

VOTING STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS,

AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth information concerning beneficial ownership of the Company’s Common Stock as of March 8, 2006, for: (a) each director and the nominees for director; (b) named executive officers set forth in the Summary Compensation Table; (c) the directors and executive officers as a group; and (d) each person known to the Company to own more than 5 percent of the Company’s Common Stock. None of the directors, nominees for director or named executive officers own any of the Company’s preferred stock, and the Company is not aware of any person who owns more than 5 percent of the Company’s preferred stock. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table.

      Except as noted below, the address of the beneficial owners is NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540.

	Percent of
Name of Beneficial Owner	Class	Common Stock(1)

David Crane	*	427,334	(2)
Robert C. Flexon	*	67,733	(3)
Kevin T. Howell	*	0
John P. Brewster	*	18,493	(4)
Christine A. Jacobs	*	5,215	(5)
Howard E. Cosgrove	*	31,030	(6)
John F. Chlebowski	*	11,242	(7)
Lawrence S. Coben	*	11,907	(8)
Stephen L. Cropper	*	11,229	(9)
William E. Hantke	*	0	(10)
Paul W. Hobby	*	0	(11)
Maureen Miskovic	*	3,350	(7)
Anne C. Schaumburg	*	3,817	(7)
Herbert H. Tate	*	2,642	(12)
Thomas H. Weidemeyer	*	8,729	(13)
Walter R. Young	*	18,024
All Directors and Executive Officers	*	739,200	(14)
KKR Millennium GP (Energy) LLC	6.3%	8,631,454	(15)
9 West 57th Street
New York, New York 10019
Blackstone Management Associates IV, LLC	6.2%	8,425,761	(16)
345 Park Avenue
New York, New York 10154
H&F Investors IV, LLC	6.2%	8,433,742	(17)
One Maritime Plaza. 12th Floor
San Francisco, CA 94111
Texas Pacific Group	6.0%	8,214,005	(18)
301 Commerce Street
Fort Worth, Texas 76102

*	Less than one percent of outstanding Common Stock.

(1)	The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or investment power and (b) shares that such person or entity has the right to acquire within 60 days through the exercise of stock options or similar rights. Unless otherwise indicated, each person or entity has sole investment and voting power (or such person shares such powers with his or her spouse) with respect to the shares set forth in the table above.

(2)	Includes 421,834 shares that may be acquired at or within 60 days of March 8, 2006, pursuant to the exercise of options. Mr. Crane also owns 19,071 deferred stock units. Each deferred stock unit is equivalent in value to one share of NRG’s Common Stock. Mr. Crane will receive one such share of Common Stock for each deferred stock unit he owns six months from the date of his termination of employment with NRG.

(3)	Includes 63,333 shares that may be acquired at or within 60 days of March 8, 2006, pursuant to the exercise of options. Mr. Flexon also owns 5,680 deferred stock units. Each deferred stock unit is equivalent in value to one share of NRG’s Common Stock. Mr. Flexon will receive one such share of Common Stock for each deferred stock unit he owns six months from the date of his termination of employment with NRG.

(4)	Includes 18,000 shares that may be acquired at or within 60 days of March 8, 2006, pursuant to the exercise of options. Mr. Brewster also owns 2,362 deferred stock units. Each deferred stock unit is equivalent in value to one share of NRG’s Common Stock. Mr. Brewster will receive one such share of Common Stock for each deferred stock unit he owns six months from the date of his termination of employment with NRG.

(5)	Includes 5,000 shares that may be acquired at or within 60 days of March 8, 2006, pursuant to the exercise of options as well as 215 shares to be acquired on March 31, 2006 pursuant to the exchange of 215 of her deferred stock units for Common Stock. Ms. Jacobs also owns 643 deferred stock units. Each deferred stock unit is equivalent in value to one share of NRG’s Common Stock. The 643 deferred stock units issued to her will be exchanged for such Common Stock on a one-to-one basis on the following schedule: (i) 215 on March 31, 2007; (ii) 215 on March 31, 2008; and (iii) 213 on March 31, 2009.

(6)	Includes 23,030 deferred stock units. Each deferred stock unit is equivalent in value to one share of NRG’s Common Stock, payable in the event Mr. Cosgrove ceases to be a member of the Board.

(7)	Represents deferred stock units. Each deferred stock unit is equivalent in value to one share of NRG’s Common Stock, payable in the event the director ceases to be a member of the Board.

(8)	Includes 11,294 deferred stock units. Each deferred stock unit is equivalent in value to one share of NRG’s Common Stock, payable in the event Mr. Coben ceases to be a member of the Board. Mr. Coben also owns 613 deferred stock units payable on January 1, 2007.

(9)	Includes 7,729 deferred stock units. Each deferred stock unit is equivalent in value to one share of NRG’s Common Stock, payable in the event Mr. Cropper ceases to be a member of the Board.

(10)	Mr. Hantke owns 2,027 deferred stock units. Each deferred stock unit is equivalent in value to one share of NRG’s Common Stock. The 2,027 deferred stock units issued to him will be exchanged for such Common Stock on a one-to-one basis on the following schedule: (i) 506 on March 1, 2007; (ii) 507 on March 1, 2008; (iii) 507 on March 31, 2009; and (iv) 507 on March 1, 2010.

(11)	Mr. Hobby owns 2,027 deferred stock units. Each deferred stock unit is equivalent in value to one share of NRG’s Common Stock. The 2,027 deferred stock units issued to him will be exchanged for such Common Stock on a one-to-one basis on January 1, 2008.

(12)	Each deferred stock unit is equivalent in value to one share of NRG’s Common Stock, payable in the event Mr. Tate ceases to be a member of the Board. Mr. Tate also owns 4,387 deferred stock units that will be exchanged for such Common Stock on a one-to-one basis on the following schedule: (i) 1,932 on January 1, 2007; (ii) 1,930 on January 1, 2008; and (iii) 525 on January 1, 2009.

(13)	Includes 7,729 deferred stock units payable in the event Mr. Weidemeyer ceases to be a member of the Board.

(14)	Includes 47,337 shares that may be acquired at or within 60 days of March 8, 2006, pursuant to the exercise of options and 945 shares that may be acquired at or within 60 days of March 9, 2006, pursuant to the exchange of deferred stock units. Each deferred stock unit is equivalent in value to one share of NRG’s common stock.

(15)	Based upon information set forth in Schedule 13D filed jointly on February 10, 2006 by KKR Millennium Fund (Energy) L.P. (“Millennium Energy”), KKR Associates Millennium (Energy) L.P. (“KKR Energy Associates”), KKR Millennium GP (Energy) LLC (“KKR GP LLC”), and KKR Partners III, L.P. (Series I) (“KKR Partners”) with respect to shares beneficially owned by each. KKR Energy Associates is the sole general partner of Millennium Energy and has the power to direct the vote and dispose of, and may be deemed to beneficially own, the shares of Millennium Energy (8,199,882 shares). KKR GP LLC is a general partner of KKR Partners and has the power to direct the vote and dispose of, and may be deemed to beneficially own, the shares of KKR Partners (431,572 shares). KKR GP LLC is the sole general partner of KKR Energy Associates, and has the power to direct the vote and dispose of, and may be deemed to beneficially own the shares of KKR Energy Associates (8,199,882 shares).

(16)	Based upon information set forth in Schedule 13D filed jointly on February 10, 2006 by Blackstone TG Capital Partners IV L.P. (“BCP IV”), Blackstone Capital Partners IV-A L.P. (“BCP IV-A”), Blackstone Participation Partnership IV L.P. (“BPP”), Blackstone Family Investment Partnership IV-A L.P. (“BFIP”), Blackstone TG Capital Partners IV-B L.P. (“BCP IV-B”, and together with, BCP IV, BCP IV-A, BPP, and BFIP the “Blackstone Funds”), Blackstone Management Associates IV LLC (“BMA”), Peter G. Peterson and Stephen A. Schwarzman. The Blackstone Funds, through their sole general partner BMA, have the sole power to vote or to direct the vote, and to dispose or direct the disposition of the shares respectively owned by them. As general partner of the Blackstone Funds, BMA may be deemed to beneficially own the shares directly owned by the respective Blackstone Funds. Peter G. Peterson and Stephen A. Schwarzman, as founding members of BMA, have power to vote and dispose of, or direct the vote and disposition of, the shares that may be beneficially owned by BMA (8,425,761 shares). BMA, Peter G. Peterson and Stephen A. Schwarzman each disclaims beneficial ownership of the shares.

(17)	Based upon information set forth in Schedule 13D filed jointly on February 10, 2006 by Hellman & Friedman Capital Partners IV, L.P. (“HFCP IV”), H&F International Partners IV-A, L.P. (“HFIP IV-A”), H&F International Partners IV-C, L.P. (“HFIP IV-C”), H&F TGN AIV, L.P. (“H&F TGN”), H&F Executive Fund IV, L.P. (“HFEF IV”, together with HFCP IV, HFIP IV-A HFIP IV-C, and H&F TGN the “H&F Partnerships”) and H&F Investors IV, LLC (“H&F Investors”). As the general partner of each of the H&F Partnerships, H&F Investors may be deemed to beneficially own the shares over which any of the H&F Partnerships has voting or dispositive power, an aggregate of 8,433,742 shares of Common Stock.

(18)	Based upon information set forth in Schedule 13D filed jointly on February 10, 2006 by TPG Advisors III, Inc. (“Advisors III”) and TPG Advisors IV, Inc. (“Advisors IV”). TPG III-AIV 1, L.P., TPG III-AIV 2, L.P., and TPG III-AIV 3, L.P. (together, the “TPG III Funds”) collectively own 3,145,561 shares directly. As the sole general partner of TPG GenPar III, L.P., which is the sole general partner of each of the TPG III Funds has the sole power to vote and dispose of the shares, and may be deemed to beneficially own all of the shares owned by the TPG III Funds. TPG Partners IV-AIV 1, L.P. and TPG Partners IV-AIV 2, L.P. (together, the “TPG IV Funds, and together with the TPG III Funds, the “TPG Funds”) collectively own 5,068,444 shares directly. As the sole general partner of TPG GenPar IV, L.P., which is the sole general partner of each of the TPG IV Funds, Advisors IV has the sole power to vote and dispose of the shares, and may be deemed to beneficially own all of the shares owned by the TPG IV Funds. As a result, the TPG Funds beneficially own 8,214,005 shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC reports regarding their ownership and changes in ownership of our stock. Based on a review of these reports and the written representations of its directors and executive officers, NRG believes that during 2005, its directors and executive officers complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain compensation information for the Chief Executive Officer and the four other executive officers of NRG employed as of December 31, 2005 who, based on their salary and bonus compensation, were the most highly compensated for 2005 (together the “Named Executive Officers”). The information set forth in this table reflects compensation earned by these individuals for services in 2005, as well as their compensation for services in 2004 and 2003.

							Long Term Compensation

							Awards			Payouts

		Annual Compensation							Securities
									Underlying
						Other Annual	Restricted Stock		Options/	Payouts
		Salary		Bonus		Compensation	Award(s)		SARs	LTIP
Name and Principal Position	Year	($)		($)		($)	($)		(#)	($)

David Crane	2005	905,462		1,252,345		0	0		0	0
President and Chief	2004	875,000		1,312,500	(2)	0	0		0	0
Executive Officer	2003	33,654	(4)	1,750,000	(5)	0	4,166,658	(6)	632,751	0
Robert C. Flexon	2005	434,616		488,000		0	116,400	(8)	19,000	0
Executive Vice President	2004	300,000	(10)	900,000	(11)	0	568,100	(12)	95,000	0
and Chief Financial Officer
Kevin T. Howell	2005	147,404	(13)	600,000	(14)	0	6,324,400	(15)	0	0
Executive Vice President, Commercial Operations
John P. Brewster	2005	306,231		225,000		0	77,600	(17)	10,000	0
Executive Vice President,	2004	305,538		216,000	(19)	0	149,250	(20)	27,000	0
International Operations	2003	192,305		160,000	(21)	0	0		0	0
and President, South Central Region
Christine A. Jacobs	2005	297,769		210,000		0	38,880	(22)	7,000	0
Vice President,	2004	89,635	(24)	133,262	(25)	0	136,350	(26)	15,000	0
Plant Operations

[Additional columns below]

[Continued from above table, first column(s) repeated]

	All Other
	Compensation
Name and Principal Position	($)

David Crane	44,882	(1)
President and Chief	20,200	(3)
Executive Officer	8,000	(7)
Robert C. Flexon	64,080	(9)
Executive Vice President	5,458	(7)
and Chief Financial Officer
Kevin T. Howell	63,183	(16)
Executive Vice President, Commercial Operations
John P. Brewster	23,400	(18)
Executive Vice President,	8,190	(7)
International Operations	5,968	(7)
and President, South Central Region
Christine A. Jacobs	20,909	(23)
Vice President,	0
Plant Operations

(1)	This amount represent $12,000 payable for life insurance premium reimbursement, $9,482 payable for disability insurance, $15,000 for financial advisor services, and $8,400 payable as an employer matching contribution under the Company’s 401(k) plan.

(2)	This amount represents payments under the Company’s Annual Incentive Plan. Of this amount, $590,625 was paid in cash and $721,875 was paid in the form of vested but deferred stock units (based on the closing price of NRG’s Common Stock on March 14, 2005).

(3)	This amount represents $12,000 payable for life insurance premium reimbursement and $8,200 payable as an employer matching contribution under the Company’s 401(k) plan.

(4)	Mr. Crane was hired effective December 1, 2003. This amount represents partial year earnings for 2003.

(5)	This amount represents a signing bonus.

(6)	This amount represents the value of 173,394 restricted stock units granted to Mr. Crane. The restricted stock units vest on December 1, 2006. The number and aggregate value of Mr. Crane’s restricted stock unit holdings as of December 31, 2005 equaled, respectively, 173,394 and $8,170,325 (based on the closing $47.12 per share price for NRG’s Common Stock on that date). Accumulated dividends with respect to the Common Stock underlying the restricted stock units will be paid at the end of the vesting period, unless the restricted stock units are converted into deferred stock units, in which case the accumulated dividends will be paid at the time of payout of the deferred stock units.

(7)	Represents amounts payable as an employer matching contribution under the Company’s 401(k) plan.

(8)	This amount represents the value of 3,000 restricted stock units granted on August 1, 2005. The restricted stock units vest on August 1, 2008. Accumulated dividends with respect to the Common Stock underlying the restricted stock units will be paid at the end of the vesting period, unless the restricted stock units are converted into deferred stock units, in which case the accumulated dividends will be paid at the time of payout of the deferred stock units. The number and aggregate value of Mr. Flexon’s restricted stock unit holdings as of December 31, 2005 equaled, respectively, 29,000 and $1,366,480 (based on the closing $47.12 per share price for NRG’s Common Stock on that date).

(9)	This amount represents $41,807 paid to Mr. Flexon for relocation expenses, $15,000 for financial advisor services, and $7,273 payable as an employer matching contribution under the Company’s 401(k) plan.

(10)	Mr. Flexon was hired effective March 29, 2004. This amount represents partial year earnings for 2004.

(11)	This amount represents a signing bonus of $500,000, and the remaining $400,000 includes payments under the Company’s Annual Incentive Plan ($185,000 was paid in cash and $215,000 was paid in the form of vested but deferred stock units (based on the closing price of NRG Energy, Inc.’s Common Stock on March 14, 2005)).

(12)	This amount represents the value of 26,000 restricted stock units granted on March 29, 2004. The restricted stock units vest on March 29, 2007. Accumulated dividends with respect to the Common Stock underlying the restricted stock units will be paid at the end of the vesting period, unless the restricted stock units are converted into deferred stock units, in which case the accumulated dividends will be paid at the time of payout of the deferred stock units.

(13)	Mr. Howell was hired effective August 1, 2005. This amount represents partial year earnings for 2005.

(14)	This amount includes a $350,000 signing bonus.

(15)	This amount represents the value of 163,000 restricted stock units granted on August 1, 2005. The restricted stock units vest as follows: 20,000 shares on August 1, 2006; 20,000 shares on August 1, 2007; 83,000 shares on August 1, 2008; 20,000 shares on August 1, 2009; and 20,000 shares on August 1, 2010. The number and aggregate value of Mr. Howell’s restricted stock unit holdings as of December 31, 2005 equaled, respectively, 163,000 and $7,680,560 (based on the closing $47.12 per share price for NRG’s Common Stock on that date). Accumulated dividends with respect to the Common Stock underlying the restricted stock units will be paid at the end of the vesting period, unless the restricted stock units are converted into deferred stock units, in which case the accumulated dividends will be paid at the time of payout of the deferred stock units.

(16)	This amount represents $55,683 paid to Mr. Howell for relocation expenses and $7,500 for financial advisor services.

(17)	This amount represents the value of 2,000 restricted stock units granted on August 1, 2005. The restricted stock units vest on August 1, 2008. Accumulated dividends with respect to the Common Stock underlying the restricted stock units will be paid at the end of the vesting period, unless the restricted stock units are converted into deferred stock units, in which case the accumulated dividends will be paid at the time of payout of the deferred stock units. The number and aggregate value of Mr. Brewster’s restricted stock unit holdings as of December 31, 2005 equaled, respectively, 9,500 and $447,640 (based on the closing $47.12 per share price for NRG’s Common Stock on that date).

(18)	This amount represents $15,000 for financial advisor services, and $8,400 payable as an employer matching contribution under the Company’s 401(k) plan.

(19)	This amount represents payments under the Company’s Annual Incentive Plan. Of this amount, $96,750 was paid in cash and $119,250 was paid in the form of vested but deferred stock units (based on the closing price of NRG’s Common Stock on March 14, 2005).

(20)	This amount represents 7,500 restricted stock units granted on March 2, 2004. The restricted stock units vest on March 2, 2007. Accumulated dividends with respect to the Common Stock underlying the restricted stock units will be paid at the end of the vesting period, unless the restricted stock units are converted into deferred stock units, in which case the accumulated dividends will be paid at the time of payout of the deferred stock units.

(21)	This amount is attributable to a retention bonus.

(22)	This amount represents the value of 1,000 restricted stock units granted on August 1, 2005. The restricted stock units vest on August 1, 2008. Accumulated dividends with respect to the Common Stock underlying the restricted stock units will be paid at the end of the vesting period, unless the restricted stock units are converted into deferred stock units, in which case the accumulated dividends will be paid at the time of payout of the deferred stock units. The number and aggregate value of Ms. Jacobs’ restricted stock unit holdings as of December 31, 2005 equaled, respectively, 6,000 and $282,720 (based on the closing $47.12 per share price for NRG’s Common Stock on that date).

(23)	This amount represents $15,000 for financial advisor services, and $5,909 payable as an employer matching contribution under the Company’s 401(k) plan.

(24)	Ms. Jacobs was hired effective September 7, 2004. This amount represents partial year earnings for 2004.

(25)	This amount includes a $75,000 signing bonus. The amount includes payments under the Company’s Annual Incentive Plan. Of this amount, $25,787 was paid in cash and $32,475 was paid in the form of vested but deferred stock units (based on the closing price of NRG’s Common Stock on March 14, 2005.)

(26)	This amount represents the value of 5,000 restricted stock units granted on September 7, 2004. The restricted stock units vest on September 7, 2007. Accumulated dividends with respect to the Common Stock underlying the restricted stock units will be paid at the end of the vesting period, unless the restricted stock units are converted into deferred stock units, in which case the accumulated dividends will be paid at the time of payout of the deferred stock units.

Option Grants in Last Fiscal Year

      The following table shows all options to acquire shares of NRG Common Stock granted during 2005 to the Named Executive Officers. Mr. Crane and Mr. Howell were not granted any options during 2005. No stock appreciation rights were granted to any Named Executive Officers during 2005.

					Potential Realizable
	Individual Grants(1)				Value at Assumed
					Annual Rates of Stock
		Percent of Total			Price Appreciation for
	Number of Securities	Options Granted	Exercise or		Option Term(2)
	Underlying Options	to Employees in	Base Price
Name	Granted(#)	Fiscal Year	($/Sh)	Expiration Date	5% ($)	10% ($)

David Crane	0	—	—	—	—	—
Robert C. Flexon	19,000	14%	$38.80	August 1, 2011	250,719	568,795
Kevin T. Howell	0	—	—	—	—	—
John P. Brewster	10,000	8%	$38.80	August 1, 2011	131,957	299,366
Christine A. Jacobs	7,000	5%	$38.80	August 1, 2011	92,370	209,556

(1)	All options vest in three equal annual installments, subject to accelerated vesting under certain circumstances, such as death or change in control.

(2)	The hypothetical potential appreciation shown for the Named Executive Officers is required by the SEC rules. The amounts in these columns are not intended to represent either the historical or anticipated future price performance of the Company’s Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table provides information on options exercised during 2005 and the value of unexercised options at the end of 2005 for the Named Executive Officers. No stock appreciation rights were held by the Named Executive Officers during 2005.

			Number of Securities
	Shares		Underlying Unexercised	Value of Unexercised
	Acquired on	Value	Options/SARs at	In-The-Money Options/SARs
	Exercise	Realized	Fiscal Year-End	at Fiscal Year-End ($)
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

David Crane	0	$0	421,834/210,917	9,740,147/4,870,074
Robert C. Flexon	0	$0	31,666/82,334	800,200/1,758,530
Kevin T. Howell	0	$0	0/0	0/0
John P. Brewster	0	$0	9,000/28,000	244,980/573,160
Christine A. Jacobs	0	$0	5,000/17,000	99,250/256,740

(1)	Based on the $47.12 closing price of NRG Common Stock on December 31, 2005.

Long-Term Incentive Plan Awards Table

      The following table shows long-term incentive awards granted to Named Executive Officers in 2005 under NRG’s Long-Term Incentive Plan.

	Number of Shares,	Performance or Other
	Units or Other	Period Until Maturation
Name	Rights (#)(1)	or Payout

David Crane	0	—
Robert C. Flexon	6,000	August 1, 2008
Kevin T. Howell	0	—
John P. Brewster	3,000	August 1, 2008
Christine A. Jacobs	2,000	August 1, 2008

(1)	This amount represents performance units granted on August 1, 2005. Each performance unit represents the right to receive NRG Common Stock on August 1, 2008 only if the average closing price of NRG’s Common Stock for the ten trading days prior to August 1, 2008 (the “Measurement Price”) is equal to or greater than $54.50 (the “Target Price”). The number of shares of Common Stock to be paid for each performance unit will be equal to: (i) one share of Common Stock, if the Measurement Price equals the Target Price; (ii) a prorated amount in between one and two shares of Common Stock, if the Measurement Price is greater than the Target Price but less than $63.75 (the “Maximum Price”) and (iii) two shares of Common Stock, if the Measurement Price is equal to or greater than the Maximum Price. If the Target Price is not met on August 1, 2008, the performance unit will be forfeited.

Retirement Benefits

      The following table illustrates the approximate retirement benefits payable to employees retiring at the normal retirement age of 65 years under the pension equity program applicable to the Named Executive Officers if paid in the form of a straight life annuity.

Pension Benefit Table for Pension Equity Plan

	Estimated Annual Benefit for Years of Service Indicated:
Average
Compensation	5	10	15	20	25	30

$50,000	$2,300	$4,600	$6,900	$9,200	$11,500	$13,800
$100,000	$4,600	$9,200	$13,800	$18,400	$23,000	$27,600
$125,000	$5,800	$11,600	$17,400	$23,200	$29,000	$34,800
$150,000	$6,900	$13,800	$20,700	$27,600	$34,500	$41,400
$175,000	$8,100	$16,200	$24,300	$32,400	$40,500	$48,600
$200,000	$9,200	$18,400	$27,600	$36,800	$46,000	$55,200
$210,000 and above	$9,500	$19,000	$28,500	$38,000	$47,500	$57,000

      Compensation covered under the pension equity program includes salary, incentive pay, bonuses, and other similar compensation. Covered compensation excludes overtime pay, commissions, benefit contributions, expense allowances, deferred compensation, severance payments, and other payments of similar nature. As of December 31, 2005, the Named Executive Officers had credited service under the pension equity program as follows: David Crane, 2.08 years and John P. Brewster, 4.08 years. The benefits listed in the table above are not subject to any deduction for Social Security or other offset amounts. Robert C. Flexon, Kevin T. Howell and Christine A. Jacobs are not eligible for a pension benefit.

Employment Contracts, Termination of Employment, and Change-In-Control Arrangements

      David Crane agreed to serve as the President and Chief Executive Officer of the Company, effective December 1, 2003, pursuant to the terms of an employment agreement with the Company that was scheduled to expire on December 1, 2006. The parties have agreed to extend and modify the terms of Mr. Crane’s employment and entered into a restated employment agreement, effective March 3, 2006. The initial term of the restated employment agreement will end on December 1, 2008, however, the agreement will be renewed automatically for successive one-year terms on the same terms and conditions unless either party provides the other with notice to the contrary at least 90 days prior to the end of the initial term or any subsequent one-year term.

      Effective March 3, 2006 through December 31, 2006, the restated employment agreement provides for an annual base salary of $1,000,000. For each one-year period thereafter, Mr. Crane’s base salary will be reviewed and may be increased by the Board. Beginning with the 2006 fiscal year, Mr. Crane is entitled to an annual bonus with a target amount of up to 100 percent of his base salary, based upon the achievement of criteria determined at the beginning of the fiscal year by the Board, with input from Mr. Crane, for that fiscal year. In addition, beginning with the 2006 fiscal year, Mr. Crane is entitled to a maximum annual bonus equal to up to an additional 100 percent of his base salary, based upon the achievement of criteria determined at the beginning of the fiscal year by the Board, with input from Mr. Crane, for that fiscal year.

      In addition to salary and bonuses, the employment agreement provides that Mr. Crane is eligible to participate in the LTIP in accordance with its terms. Mr. Crane is also entitled to health, welfare and retirement benefits, term life insurance of $7.75 million, five weeks paid vacation, and coverage under the Company’s director and officer liability insurance coverage, in addition to reimbursement of reasonable business expenses and reimbursement of reasonable expenses for financial planning.

      In the event Mr. Crane’s employment with the Company is terminated by the Company “without cause” or by Mr. Crane for “good reason” (including a reduction in his base salary), Mr. Crane will be entitled to two times his base salary (without regard for any reduction in base salary); 50 percent of the target annual bonus, prorated for the number of days he was employed with the Company in the year of termination; immediate vesting of all restricted stock and stock options; continuing medical and dental coverage for 18 months and earned but unpaid base salary, bonuses, deferred compensation, vacation pay, and retirement benefits.

      In the event Mr. Crane’s employment with the Company is terminated by the Company “without cause” or by Mr. Crane for “good reason,” within twenty-four months of a change-in-control, in lieu of the above severance benefits, Mr. Crane will be entitled to 2.99 times the sum of his base salary (without regard for any reduction in base salary) plus his annual target bonus for the year of termination. Mr. Crane will also be entitled to a payment equal to his target annual bonus, prorated for the number of days he was employed with the Company in the year of termination; immediate vesting of all restricted stock and stock options; continuing medical and dental coverage for 18 months; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay, and retirement benefits.

      In the event Mr. Crane’s employment with the Company is terminated due to his death or disability, Mr. Crane (or his estate) will be entitled to: 50 percent of the target annual bonus, prorated for the number of days he was employed with the Company in the year of termination; pro rata vesting of all restricted stock and stock options; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay and retirement benefits.

      In the event that the payments under Mr. Crane’s employment agreement subject him to an excise tax under Section 4999 of the Code, he will be entitled to a “gross-up payment” so that the net amount received by Mr. Crane after imposition of the excise tax equals the amount he would have received under the employment agreement absent the imposition of the excise tax. In addition, under the employment agreement, the Company has agreed to indemnify Mr. Crane against any claims arising as a result of his position with the Company to the maximum extent permitted by law.

      Under the employment agreement, Mr. Crane agrees not to divulge confidential information or, during and for a period of one year after the termination of the employment agreement, compete with, or solicit the customers or employees of the Company.

      John P. Brewster, Executive Vice President, International Operations and President, South Central Region, is party to a letter agreement with NRG dated as of March 5, 2004. Under the agreement, Mr. Brewster is entitled to an initial annual base salary of $300,000. Pursuant to the agreement, Mr. Brewster is eligible to participate in NRG’s Annual Incentive Plan and NRG’s Long-Term Incentive Plan. The agreement also provides for a general severance benefit of 1.5 times base salary and a change-in-control benefit equal to 2.99 times base salary plus maximum target annual incentive. The change-in-control benefit is payable upon the occurrence of: (a) both a change in control and the involuntary termination of employment with NRG; or (b) both a change in control and the voluntary termination of employment with NRG for good reason, including diminution of duties. For purposes of calculating the incentive component of the change-in-control benefit, for 2005 it consists of the average maximum target plus the actual 2004 incentive payout, and thereafter is based on a three-year average incentive payout. The agreement also provides for relocation benefits in connection with the relocation from Minnesota to New Jersey of NRG’s corporate headquarters.

      Robert C. Flexon, Executive Vice President and Chief Financial Officer, and Kevin T. Howell, Executive Vice President, Commercial Operations, are also party to a similar letter agreements with NRG effective as of March 29, 2004 and August 1, 2005, respectively. Under their respective agreements, Mr. Flexon is entitled to an initial annual base salary of $400,000 and Mr. Howell is entitled to an initial annual base salary of $365,000. In addition to the base salary, the agreements provided a one-time signing bonus for Mr. Flexon of $500,000 and for Mr. Howell of $350,000, both paid in a single lump-sum cash payment. Both Mr. Flexon and Mr. Howell are eligible to participate in NRG’s Annual Incentive Plan and Long-Term Incentive Plan. Both Mr. Flexon and Mr. Howell are provided a change-in-control benefit equal to 2.99 times their base salary plus target incentive and a general severance benefit equal to 1.5 times their base salary. Their agreements also provides for relocation benefits.

      Christine A. Jacobs is covered under the Executive Change-in-Control and General Severance Plan. The Plan provides for a general severance benefit equal to 1.5 times base salary in the event she is involuntarily terminated without cause. A change-in-control benefit is provided in the event that within twenty-four months following a change-in-control, her employment is either involuntarily terminated by the Company without cause or voluntarily terminated by the executive for good reason. Her change-in-control benefit is equal to base salary plus annual target incentive times two.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

      The Compensation Committee (“Committee”) of the Board of Directors consists of three non-employee independent directors. The purpose of the Committee is to review, approve and make recommendations to the Board concerning executive compensation. The Committee’s continued philosophy regarding executive compensation is to align compensation with improvements in corporate performance and increased stockholder value. The Committee’s goal is to attract, retain, and reward top talent and encourage performance that results in enhanced stockholder value over the long term.

      In 2005, compensation of the Company’s executive officers consisted of base salary, annual incentive, and long term incentive compensation. The competitiveness of the Company’s executive compensation was evaluated based on information obtained in an executive compensation, industry specific, independent power producer survey and peer proxy information. The Committee retains an external independent compensation consultant to advise the Committee on compensation matters. The independent consultant provided objective and expert advise in the review of executive compensation plans, including the following components:

      Base Salary. Annual base salary is designed to compensate executive officers for their continued levels of superior performance. For the fiscal year 2005, annual base salaries for executive officers were maintained by reviewing median base pay levels for each executive’s position based on the independent power producer survey and peer proxy data. The base salary recommendations also incorporated the executive officer’s individual performance, the general contributions of the executive officer to overall corporate performance and the level of responsibility of the executive officer with respect to their specific position. In general, 2005 base salary levels for executive officers were increased to reflect the above mentioned criteria. The base salary amounts paid to the names executive officers for fiscal year 2005 are reflected in the salary column of the Summary Compensation Table.

      Annual Incentive Compensation. Annual incentive compensation is designed to compensate executive officers for satisfying specific company goals, and is determined as a percentage of each executive officer’s annual base salary earnings. For fiscal year 2005, the target incentive for annual incentive compensation for executive officers ranged from 50 percent to 100 percent of base salary. An additional maximum opportunity was established as ranges from 25 percent to 50 percent of base salary. Annual incentive payout opportunities ranged from 0 percent to 150 percent. Any target incentive payout received was distributed 100 percent in cash.

      Target incentives for executive officers for fiscal year 2005 were based on the achievement of two financial goals: Free Cash Flow and EBITDA (Earnings Before Interest Taxes Depreciation Amortization), as well as individual performance objectives. Both the Free Cash Flow and EBITDA objectives were attained at the maximum goal set for 2005. The Chief Executive Officer provided documentation to the Committee and the Board regarding the personal objective achievement for each executive officer. The Committee reviewed and approved the annual incentive awards for the executive officers based on the individual performance goals provided by the Company, along with the Free Cash Flow and EBITDA goal achievement.

      Long-Term Incentive Compensation. Long-Term incentive compensation has been designed to align management and stockholder interests by granting equity in the form of non-qualified stock options,

restricted stock units, and performance units. The Committee recommends for Board approval grants for the President and Chief Executive Officer. The Committee approves and reports grants for other officers and named executives. Such grants typically consist of one or more of the following: (a) non-qualified stock options that will vest on a three-year schedule, in equal yearly increments of one-third, pursuant to the Plan, (b) restricted stock units of common stock that will vest based on a three year schedule with 100 percent of the vesting occurring at the end of the third year, and (c) performance units of common stock that will vest 100% after three years and are conditioned upon the price of the Company’s common stock appreciating beyond a specified target threshold. For fiscal year 2005, long-term incentive compensation had been granted to the executive officers to align companywide management and stockholder interests. The Committee and the Board continue to require the Chief Executive Officer to hold Company stock with a value equal to five times his base salary. Other executive officers are required to hold stock, stock units, and stock options with a value equal to two times their base salary.

      Compensation to the Chief Executive Officer. The Committee and the Board reviewed and confirmed the overall compensation package and agreement for Mr. Crane that was in effect prior to formation of the Committee and the Board. For 2005, Mr. Crane, as Chief Executive Officer, was paid an annualized salary of $875,000, which increased to $919,000 on April 18, 2005. Mr. Crane participated in the Annual Incentive Plan that, as administered, had a target opportunity of 100 percent of his base salary, with an additional maximum opportunity of 50 percent of base salary. For fiscal year 2005, Mr. Crane’s bonus was paid based on 138 percent of 2005 base salary earnings. His annual incentive plan award, which is based on the achievement of pre-determined Free Cash Flow and EBITDA goals, also includes other incentive components such as operating performance, strategy, corporate compliance, and staff development. The target incentive is based on 50 percent achieving Free Cash Flow and EBITDA and 38 percent on achieving Company objectives in the areas of operating performance, and safety and environmental measures. The above target to maximum award was based on the Free Cash Flow and EBITDA goals. The Committee reviewed the results of all the annual incentive goals as provided and documented by the Company and then recommended to the Board 138 percent payout of the 2005 Annual Incentive Plan award for Mr. Crane. The Chief Executive Officer did not receive any new Long-Term Incentive Grants for 2005.

Discussion of Compensation in Excess of $1 Million Per Year

      The Committee has considered the implications of Section 162(m) of the Internal Revenue Code, which precludes the Company (as a public company) from taking a tax deduction for individual compensation in excess of $1 million for any of the Named Executive Officers, subject to certain exemptions. The Committee has also considered the exemptions to such limitation, which are also provided in Section 162(m) and specifically the exemption for compensation that is “performance-based” within the meaning of Section 162. The Committee believes tax deductibility of compensation is an important consideration and, where possible and considered appropriate, intends to preserve the deductibility of compensation to Named Executive Officers under Section 162(m). However, the Committee also believes that it is important to retain flexibility in designing compensation programs, and as a result, has not adopted a policy that any particular amount of compensation must be deductible to NRG under Section 162(m).

Compensation Committee

Lawrence S. Coben, Chair
Stephen L. Cropper
Thomas H. Weidemeyer

AUDIT COMMITTEE REPORT

      The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described in its charter, which the Board has adopted. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the New York Stock Exchange listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that two of the three members of the Audit Committee, Howard E. Cosgrove and John F. Chlebowski meet the requirements of an “audit committee financial expert.” The Board has further determined that Anne Schaumburg meets the “financial literacy” requirements sets forth in the listing standards under the New York Stock Exchange.

      Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm for the fiscal year 2005, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with Generally Accepted Accounting Principles.

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2005 with the Company’s management and has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with KPMG LLP their independence. The Audit Committee also reviewed, and discussed with management and KPMG LLP, management’s report and KPMG LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

      Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

Audit Committee

John F. Chlebowski, Chair
Howard E. Cosgrove
Anne C. Schaumburg

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change of Independent Registered Public Accounting Firm

      On May 24, 2004, the Audit Committee engaged KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2004. This appointment was ratified by our stockholders on August 4, 2004 at the Company’s 2004 Annual Meeting and on May 24, 2005 at the Company’s 2005 Annual Meeting. Prior to hiring KPMG LLP, the Company’s independent registered public accounting firm was PricewaterhouseCoopers LLP, who served from 1995 through 2003. On April 27, 2004, the Audit Committee was notified by PricewaterhouseCoopers LLP that it would decline to stand for re-election as the Company’s independent registered public accounting firm for the year ended December 31, 2004, although PricewaterhouseCoopers LLP agreed to complete its review of the Company’s Form 10-Q for the quarter ended March 31, 2004. The Audit Committee did not participate in the termination of the client-auditor relationship with PricewaterhouseCoopers LLP.

      The reports of PricewaterhouseCoopers LLP on the Company’s financial statements for the period through April 27, 2004, the period January 1, 2003 through December 5, 2003, the period December 6, 2003 through December 31, 2003 and for the year ended December 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of PricewaterhouseCoopers LLP on the Company’s financial statements for the year ended December 31, 2002, included an explanatory paragraph which expressed substantial doubt concerning the Company’s ability to continue as a going concern. On May 14, 2003, the Company commenced a voluntary petition under chapter 11 of the bankruptcy code and, as discussed above, the Company’s plan of reorganization became effective on December 5, 2003.

      In connection with the Company’s audits for the period through April 27, 2004, the period January 1, 2003 through December 5, 2003, the period December 6, 2003 through December 31, 2003, and for the fiscal year ended December 31, 2002, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its report on the financial statements for such years and/or interim periods. During the period through April 27, 2004, the period January 1, 2003 through December 5, 2003, the period December 6, 2003 through December 31, 2003, and for the fiscal year ended December 31, 2002, there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of SEC Regulation S-K. During the fourth quarter of 2002, the Company’s officers determined that there were certain deficiencies or “reportable conditions” in the internal controls relating to its financial reporting caused by the Company’s then pending financial restructuring and business realignment. For a further discussion of this matter please refer to Item 9A — Controls and Procedures, contained in the Company’s Form 10-K filed with the SEC on March 16, 2004.

      For our 2005 Form 10-K, PricewaterhouseCoopers LLP has consented to the inclusion of their report for the periods January 1, 2003 to December 5, 2003 and December 6, 2003 to December 31, 2003. We intend to continue to request the consent of PricewaterhouseCoopers LLP in future filings with the SEC when deemed necessary.

Audit and Nonaudit Fees

      The following table presents fees for professional services rendered by KPMG LLP, our principal independent registered public accounting firm for the years ended December 31, 2004 and December 31, 2005.

	Year Ended
	December 31

	(In thousands)
	2005	2004

Audit Fees	$6,916	$9,074
Audit Related Fees	863	375
Tax Fees	1,597	1,791
All Other Fees	0	0

Total	$9,376	$11,240

Audit Fees

      For 2005 and 2004 audit services, KPMG LLP billed us approximately $6,916,000 and $9,074,000, respectively, for the audit of our financial statements, which includes services performed related to the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements. All of the work was performed by the full-time, permanent employees of KPMG LLP.

Audit-Related Fees

      Audit-related fees primarily consist of fees incurred for the audits of our benefit plans, consultations regarding the application of Generally Accepted Accounting Principles to proposed transactions and for accounting services related to financing transactions. For 2005 and 2004, audit-related fees billed to us by KPMG LLP totaled approximately $863,000 and $375,000, respectively.

Tax Fees

      Tax fees relate to services provided for tax compliance, tax planning and advice on both domestic and international matters. For 2005 and 2004 tax services, KPMG LLP billed us approximately $1,597,000 and $1,791,000, respectively.

Policy on Audit Committee Pre-approval of Audit and Permissible Nonaudit Services of Independent Registered Public Accounting Firm

      The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible nonaudit services provided by the independent registered public accounting firm.

      The Audit Committee will annually review and pre-approve services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval will be 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.

      Unless the Audit Committee has pre-approved Audit Services or a specified category of nonaudit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.

      The Audit Committee has authorized its Chair to pre-approve services in amounts up to $500,000 per engagement. Engagements exceeding $500,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair are reported to the Audit Committee at its next scheduled meeting.

STOCK PERFORMANCE GRAPH

      The Performance Graph below compares NRG’s cumulative total shareholder return on its Common Stock for the period from January 2, 2004 through December 31, 2005 with the cumulative total return of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500”) and the Philadelphia Utility Sector Index (“(7/8)UTY”). NRG emerged from bankruptcy on December 5, 2003. From the time NRG emerged from bankruptcy until March 25, 2004, the Common Stock traded on the OTC Bulletin Board. On March 25, 2004, NRG’s Common Stock commenced trading on the New York Stock Exchange. The comparison for each of the periods assumes that $100 was invested on January 2, 2004 in each of the Common Stock, the stocks included in the S&P 500 and the stocks included in the (7/8)UTY and that all dividends were reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURN

	1/2/2004	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005

NRG	100	98.88641	110.4677	120	160.5791	152.1158	167.4833
S&P 500	100	101.5995	102.5007	100.5702	109.3317	106.5053	107.4742
^UTY	100	105.0363	102.2759	108.5997	121.4715	127.4442	137.5589

[Additional columns below]

[Continued from above table, first column(s) repeated]

	9/30/2005	12/31/2005

NRG	189.755	209.8886
S&P 500	110.8554	112.6128
^UTY	147.2445	138.4725

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR NEXT YEAR’S ANNUAL MEETING

      The Company expects to hold its 2007 Annual Meeting of Stockholders on April 27, 2007. Accordingly, in order for a stockholder proposal to be considered for inclusion in NRG’s proxy statement for next year’s Annual Meeting, our Corporate Secretary must receive the proposal no later than

November 20, 2006. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Proposals must contain the information required under NRG’s Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials.

      Alternatively, stockholders intending to present a proposal at next year’s Annual Meeting without having it included in the Company’s proxy statement must comply with the requirements set forth in the Company’s Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for NRG’s 2006 Annual Meeting, our Corporate Secretary must receive the proposal no earlier than December 29, 2006, and no later than January 28, 2007. The proposal must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, NRG may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

APPENDIX A

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF
NRG ENERGY, INC.
(Amended and Restated on February 21, 2006)

I.     PURPOSES AND RESPONSIBILITIES OF THE COMMITTEE

      The purposes and responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of NRG Energy, Inc. (the “Company”) shall be to represent and provide assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the Board in its oversight of: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, and (5) the effectiveness of the Company’s financial risk management and applicable legal and regulatory compliance issues, each in accordance with the duties and responsibilities set forth below. Additionally, the Committee shall prepare the report required to be included in the Company’s annual proxy statement pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”) and shall perform other duties as assigned by the Board.

II.     COMPOSITION OF THE COMMITTEE

      The Committee shall be comprised of at least three (3) directors who meet the applicable securities market definition of “independence” for directors and audit committee members, as determined by the Board. All members of the Committee must be financially literate, as determined in the Board’s judgment, and at least one member shall be deemed a “financial expert” as defined by SEC rules and regulations. No Committee member shall simultaneously serve on the audit committees of more than two (2) other public companies unless the Board determines that such simultaneous service would not impair the ability of such member(s) to effectively serve on the Committee and the Company discloses such determination in its annual proxy statement or, if the Company does not file an annual proxy statement, in the Company’s annual report on Form 10-K filed with the SEC. Further, the chair of the Committee shall not simultaneously serve as chair of the audit committee of more than one (1) other public company unless the Board specifically approves such service.

      Based upon the recommendation of the Nominating and Corporate Governance Committee, the members of the Committee shall be elected annually to one-year terms by majority vote of the Board. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy with directors who qualify as Independent Directors. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.

III.     MEETINGS AND PROCEDURES OF THE COMMITTEE

      The Committee shall meet at least four times annually or more frequently as circumstances require. The Board shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipped by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

      Information and materials that are important to the Committee’s understanding of the agenda items and other topics to be considered at a Committee meeting should, to the extent practicable, be distributed sufficiently in advance of the meeting to permit prior review by the directors. In the event of a pressing need for the Committee to meet on short notice or if such materials contain highly confidential or sensitive information, it is recognized that written materials may not be available in advance of the meeting.

      The Committee may form subcommittees for any purpose within its authority that the Committee deems appropriate and may delegate to such subcommittees such power and authority of the Committee as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

      The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. As part of its responsibility to foster open communication, the Committee should also meet separately on a periodic basis with management, the General Counsel or chief audit executive, and the independent auditors.

      The Committee shall report regularly to the full Board with respect to its activities. Written minutes of all Committee meetings shall be kept and the minutes shall be maintained with the books and records of the Company.

IV.     DUTIES OF THE COMMITTEE

      Among its specific duties and responsibilities, the Audit Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, the applicable securities market or other regulatory authority:

A.     Financial Statement

      1. Review significant accounting and reporting issues, including any significant changes in the Company’s selection or application of accounting principles and recent professional and regulatory pronouncements.

      2. Review any major issues regarding accounting principles and financial statement presentations, including (A) any significant changes in the Company’s selection or application of accounting principles, and (B) analysis prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

      3. Review with the independent auditors the results of the audit and any audit problems or difficulties and management’s response.

      4. Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of “Financial Condition and Results of Operations.”

      5. Receive reports from management regarding, and review and discuss the adequacy and effectiveness of, the Company’s disclosure controls and procedures.

      6. Review earnings press releases and review generally earnings guidance provided to analysts and rating agencies. To the extent practicable, the Company shall discuss any press release with the Committee chair prior to release.

      7. Review the annual financial statements as well as interim financial reports with management and the independent auditors before filing with regulators.

      8. Review the effect of accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

      9. Resolve any disagreements between management and the independent auditor regarding financial reporting.

B.     Internal Controls

      1. Consider the adequacy and effectiveness of the Company’s internal control and reporting system, including information technology security and control.

      2. Review the yearly report prepared by management, and attested to by the independent auditors, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s annual report.

C.     Internal Audit

      1. Review and approve the internal corporate audit staff functions, including the purpose of the internal audit function, authority and organizational reporting lines as well as the annual audit plan and budget.

      2. Review and concur in the appointment, replacement, or dismissal of the chief audit executive.

      3. Review the effectiveness of the internal audit function, including the chief audit executive.

D.     Independent Auditors

      1. Appoint, retain, oversee, evaluate, compensate and terminate, on its sole authority, the Company’s independent auditors and pre-approve all audit engagements and the scope, fees, and terms of each engagement. In that regard, the Committee shall evaluate the independent auditor’s qualifications, performance, and independence.

      2. Obtain funding from the Company for payment of: (i) compensation to the independent auditors who are engaged for the purpose of preparing or issuing an audit report or performing other audit, review, tax or attest services; (ii) compensation to any other advisers employed by the Committee; and (iii) other administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      3. Review and approve, if appropriate, all audit and, as provided in Rule 2-01 of Regulation S-K, all permitted non-audit engagements and relationships between the Company and the independent auditors and/or establish policies and procedures of the Committee that provide for the approval (including automatic pre-approval) of specified services to be provided by the independent auditors.

      4. At least annually, obtain and review an appropriate report by the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with such issues; and (iii) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

      5. Receive and review reports of the independent auditor regarding critical accounting policies and practices to be used and other material written communications between the independent auditor and management, including any management representation letter, report on observations and recommendations on internal controls, schedule of unadjusted differences, and a listing of adjustments and reclassifications not recorded.

      6. Set clear hiring policies for employees or former employees of the independent auditors and monitor compliance with such policies.

E.     Risk Management

      1. Discuss policies with respect to risk assessment and risk management, including, without limitation, (a) the Company’s major financial risk exposures and steps taken by management to monitor and mitigate such exposures, (b) the effectiveness of the Company’s system for monitoring compliance with laws and regulations, and (c) the compliance and effectiveness of risk management policies.

      2. Review the findings of any examination by regulatory agencies relating to the mandate of the Audit Committee, and any observations of the chief audit executive or the independent auditor.

      3. Obtain regular updates from management and company legal counsel regarding compliance matters that may have a material affect on the financial performance of the Company or on the Company’s financial statements or reporting obligations.

      4. Review periodically the Company’s tax policies and any pending audits or assessments.

F.     Reporting Responsibilities

      1. Regularly report to the Board about Committee activities.

      2. Provide an open avenue of communication between the chief audit executive, the independent auditors, and the Board.

      3. Prepare and publish the annual committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

G.     Complaints and Concerns

      1. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

      2. Establish and make known procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      The Committee may consider other matters and engage in other activities in furtherance of fulfilling the purposes and responsibilities described in Section I hereof as the Committee of the Board may deem appropriate.

V.     EVALUATION OF THE COMMITTEE

      The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

      The Committee shall present to the Board the results setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

VI.     INVESTIGATIONS AND STUDIES, OUTSIDE ADVISORS, SUPPORT

      The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary.

VII.     GENERAL LEGAL STANDARD

      Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under the applicable laws of Delaware which shall set the legal standard for the conduct of the members of the Committee.

APPENDIX B

NRG ENERGY, INC.

LONG-TERM INCENTIVE PLAN

(As Proposed to be Amended by Proposal No. 3)

1.	Purpose

      This plan shall be known as the NRG Energy, Inc. Long-Term Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of NRG Energy, Inc., a Delaware corporation (the “Company”), and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of Incentive Stock Options or Non-qualified Stock Options, stock appreciation rights (“SARs”), either alone or in tandem with options, restricted stock, restricted stock units, performance awards, deferred stock units or any combination of the foregoing (collectively, the “Awards”) may be made under the Plan.

2.	Definitions.

      (a) “Board” means the board of directors of the Company.

      (b) “Cause”, unless otherwise defined in a Participant’s Grant Agreement or in a Participant’s written employment arrangements with the Company or any of its Subsidiaries in effect on the date of grant (as amended from time to time thereafter), means the occurrence of one or more of the following events:

(i) Conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

(iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

(iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary; or

(v) Violation of the Company’s code of conduct.

      The definition of Cause set forth in a Participant’s Grant Agreement shall control if such definition is different from the definition of Cause set forth in a Participant’s written employment arrangements with the Company or any of its Subsidiaries.

      (c) “Change in Control”, unless otherwise defined in a Participant’s Grant Agreement, means the occurrence of one of the following events:

(i) Any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act or any successors thereto) becomes the “beneficial owner” (as that term is used in Section 13(d) of the Exchange Act or any successor thereto), directly or indirectly, of 50% or more of the Company’s capital stock entitled to vote in the election of directors; or

(ii) Persons who on the effective date of the plan of reorganization of the Company (the “Commencement Date”) constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof; provided that, any person becoming a director of the Company subsequent to the Commencement Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least two-thirds ( 2/3) of the Incumbent Directors; but provided further that, any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(iv) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

      (d) “Code” means the Internal Revenue Code of 1986, as amended.

      (e) “Committee” means the Compensation Committee of the Board or such other committee which shall consist solely of two or more members of the Board, each of whom is an “outside director” within the meaning of Treasury Regulation §1.162-27(e)(3); provided that, if for any reason the Committee shall not have been appointed by the Board to administer the Plan, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board, and the term “Committee” shall be deemed to mean the Board for all purposes herein.

      (f) “Common Stock” means the Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

      (g) “Disability”, unless otherwise defined in a Participant’s Grant Agreement, means a disability that would entitle an eligible Participant to payment of monthly disability payments under any Company long-term disability plan or as otherwise determined by the Committee.

      (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (i) “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, and except as otherwise provided in any Grant Agreement entered into pursuant to agreements in effect as of the Commencement Date, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

      (j) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

      (k) “Grant Agreement” means the written agreement that each Participant to whom an Award is made under the Plan is required to enter into with the Company containing the terms and conditions of such grant as are determined by the Committee and consistent with the Plan.

      (l) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

      (m) “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

      (n) “Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

      (o) “Participant” means any director, officer or employee of, or other individual performing services for, or to whom an offer of employment has been extended by, the Company or any Subsidiary who has been selected by the Committee to participate in the Plan (including a Participant located outside the United States).

      (p) “Retirement”, (i) for any non-director, unless otherwise determined by the Committee, means (A) termination of service as a non-director after at least 10 years of service by such non-director and (B) attaining at least 55 years of age, and (ii) for any director, unless otherwise determined by the Committee, means termination of service as a director after at least five years of Board service by such director.

      (q) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.	Administrative

      The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) determine the form and substance of the Grant Agreements reflecting the terms and conditions of each grant made under the Plan, (iv) certify that the conditions and restrictions applicable to any grant have been met, (v) modify the terms of grants made under the Plan, (vi) interpret the Plan and Grant Agreements entered into under the Plan, (vii) determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or services for purposes of the Plan, (viii) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible Participants located outside the United States, (ix) adopt, amend, or rescind rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Grant Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law and make such other determinations for carrying out the Plan as it may deem appropriate, and (x) exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan. Decisions of the Committee on all matters relating to the Plan, any Award granted under the Plan and any Grant Agreement shall be in the Committee’s sole discretion and shall be conclusive and binding on the Company, all Participants and all other parties, unless an arbitration or other provision is expressly provided in a Participant’s Grant Agreement. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

      The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan, and rights to the payment of such Awards shall be no greater than the rights of the Company’s general creditors.

4.	Shares Available for the Plan

      Subject to adjustments as provided in Section 17, an aggregate of 8,000,000 shares of Common Stock (the “Shares”) may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, related SARs are exercised.

      Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6, 7, 8, 9, 10 or 19 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may determine, enter into Grant Agreements (or take other actions with respect to the Awards) for new Awards containing terms (including, without limitation, exercise prices) more (or less) favorable than the then-outstanding Awards.

5.	Participation

      Participation in the Plan shall be limited to the Participants. Nothing in the Plan or in any Grant Agreement shall confer any right on a Participant to continue in the employ of the Company or any Subsidiary as a director, officer or employee of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a Participant at any time. By accepting any Award under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

      Awards may be granted to such persons and for such number of Shares as the Committee shall determine, subject to the limitations contained herein (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type to such Participant in that year or subsequent years.

6.	Incentive and Non-qualified Options

      The Committee may from time to time grant to eligible Participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that, the Committee may grant Incentive Stock Options only to eligible employees of the Company or its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one Participant options to purchase a number of Shares of Common Stock in excess of 1,000,000 shares of Common Stock. The options granted under the Plan shall be evidenced by a Grant Agreement and shall take such form as the Committee shall determine, subject to the terms and conditions of the Plan.

      It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan; provided that, such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

      (a) Price. The price per Share deliverable upon the exercise of each option (the “exercise price”) shall be established by the Committee, except that in the case of the grant of any option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

      (b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by means of any cashless exercise procedures approved by the Committee and as may be in effect on the date of exercise or (iv) by any combination of the foregoing.

      In the event a grantee is permitted to, and elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise or such longer period as determined from time to time by the Committee, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the exercise price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company, or (C) the attestation of the grantee’s shares of Common Stock. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

      (c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but if required by the Code, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire on the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the

Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

      (d) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

      (e) Termination; Forfeiture.

(i) Death. Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to his or her death, all of the Participant’s Awards shall become fully vested and all of the Participant’s options shall become exercisable and shall remain so for a period of one year from the date of such death, but in no event after the expiration date of the options.

(ii) Disability. Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to Disability, (A) all of the Participant’s options that were exercisable on the date of Disability shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of one year after the date of Disability, but in no event after the expiration date of the options, and (B) all of the Participant’s Awards that were not fully vested (or, with respect to the Participant’s options, exercisable) on the date of Disability shall be forfeited immediately upon such Disability; provided, however, that such Awards may become fully vested (and, with respect to the Participant’s options, exercisable) in the discretion of the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such Participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(iii) Retirement. Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be an officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the Participant’s options that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of two years after the date of Retirement, but in no event after the expiration date of the options, and (B) all of the Participant’s Awards that were not fully vested (or, with respect to the Participant’s options, exercisable) on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such Awards may become fully vested (and, with respect to the Participant’s options, exercisable) in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such Participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director of the Company or any Subsidiary upon the occurrence of his or her Retirement, all of the Participant’s Awards shall become fully vested and all of the Participant’s options shall become exercisable and shall remain so for a period of two years after the date of Retirement, but in no event after the expiration date of the options.

(iv) Discharge for Cause. Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a Participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the Participant’s Awards shall be forfeited immediately and all of the Participant’s options shall expire and be forfeited immediately, whether or not then exercisable, upon such cessation or non-commencement.

(v) Other Termination. Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the Participant’s options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options, and (B) all of the Participant’s Awards that were not fully vested (or, with respect to the Participant’s options, exercisable) on the date of such cessation shall be forfeited immediately upon such cessation.

(vi) Change in Control. Unless otherwise provided in a Participant’s Grant Agreement, if there is a Change in Control of the Company, all of the Participant’s Awards shall become fully vested upon such Change in Control (and, with respect to the Participant’s options, exercisable upon such Change in Control and shall remain so until the expiration date of the options), whether or not the Participant is subsequently terminated.

7.	Stock Appreciation Rights

      The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify. In any one calendar year, the Committee shall not grant to any one Participant SARs with respect to a number of Shares of Common Stock in excess of 1,000,000 shares of Common Stock.

      The exercise price of an SAR must equal or exceed the Fair Market Value of a share of Common Stock on the date of grant of the SAR. Prior to the exercise of the SAR and delivery of the Shares represented thereby, the Participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

      SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

      Upon the exercise of an SAR, the Participant shall be entitled to a distribution from the Company in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in Shares having a Fair Market Value equal to such amount, in Other Company Securities having a Fair Market Value equal to such amount or in a combination thereof.

      All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable. Unless otherwise determined by a Participant’s Grant Agreement, each SAR shall be subject to the termination and forfeiture provisions as set forth in Section 6(e).

8.     Restricted Stock; Restricted Stock Units

      The Committee may at any time and from time to time grant Shares of restricted stock or restricted stock units under the Plan to such Participants and in such amounts as it determines. Each restricted stock unit shall be equivalent in value to one share of Common Stock and shall entitle the Participant to receive from the Company at the end of the vesting period (the “Vesting Period”) applicable to such unit the Fair Market Value of one share of Common Stock, unless the Participant elects in a timely fashion prior to the end of the Vesting Period to defer the receipt of shares of Common Stock. Each grant of restricted stock units or Shares of restricted stock shall be evidenced by a Grant Agreement which shall specify the applicable restrictions on such units or Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee, or provided in the second paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of units or Shares that are part of the grant.

      Except as otherwise provided in any Grant Agreement, the Participant will be required to pay the Company the aggregate par value of any Shares of restricted stock within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the Participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the Participant will be required to execute a blank stock power therefor.

      Restricted stock units may be granted without payment of cash or consideration to the Company. Except as otherwise provided in any Grant Agreement, on the date the restricted stock units become fully vested and nonforfeitable, the Participant shall receive, upon payment by the Participant to the Company of the aggregate par value of the shares of Common Stock underlying each fully vested restricted stock unit, stock certificates evidencing the conversion of restricted stock units into shares of Common Stock.

      Except as otherwise provided in any Grant Agreement, with respect to Shares of restricted stock, during such period of restriction the Participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such Participant’s Shares of restricted stock shall be subject to the same restrictions as then in effect for the Shares of restricted stock. Except as otherwise provided in any Grant Agreement, with respect to the restricted stock units, during such period of restriction the Participant shall not have any rights as a shareholder of the Company; provided that, unless otherwise provided in a Participant’s Grant Agreement, the Participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each restricted stock unit at the end of the Vesting Period, unless such restricted stock units are converted into deferred stock units, in which case such accumulated dividends or distributions shall be paid by the Company to the Participant at such time as the deferred stock units are converted into shares of Common Stock.

      Unless otherwise provided in a Participant’s Grant Agreement, each unit or Share of restricted stock shall be subject to the termination and forfeiture provisions as set forth in Section 6(e).

9.     Performance Awards

      Performance awards may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the size and composition of performance awards granted to a Participant and the appropriate period over which performance is to be measured (a “performance cycle”). Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock. In any one calendar year, the Committee shall not grant to any one Participant performance awards (i) payable in Common Stock for an amount in excess of 1,000,000 shares of Common Stock, or (ii) for performance awards payable in Other Securities or a combination of Common Stock and Other Securities, with a maximum amount payable thereunder of more than the Fair Market Value of 1,000,000 shares of Common Stock determined either on the date of grant of the award or the date the award is paid, whichever is greater.

      The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee; provided that, payment of any performance award that is intended to qualify as “qualified performance-based compensation” within the meaning of Treasury Regulation §1.162-27(e) shall be based solely on the satisfaction of pre-established, objective goals determined with reference to one or more of the following performance factors: (i) return on equity, (ii) earnings per share, (iii) return on gross or net assets, (iv) return on gross or net revenue, (v) pre- or after-tax net income, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating income and (viii) revenue growth.

      The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the Participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

      The Committee shall determine the portion of each performance award that is earned by a Participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, Other Company Securities or any combination thereof, as the Committee may determine.

      A Participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, unless otherwise provided in a Participant’s Grant Agreement, each performance award shall be subject to the termination and forfeiture provisions as set forth in Section 6(e).

10.	Deferred Stock Units

      Deferred stock units (A) may be granted to Participants at any time and from time to time as determined by the Committee, and (B) shall be issued to Participants who elect no later than six months prior to the end of the Vesting Period to defer delivery of shares of Common Stock that would otherwise be due by virtue of the lapse or waiver of the vesting requirements of their restricted stock units. Each deferred stock unit shall be equivalent in value to one share of Common Stock and shall entitle the Participant to receive from the Company at the end of the deferral period (the “Deferral Period”) applicable to such unit the Fair Market Value of one share of Common Stock.

      Except as otherwise provided in any Grant Agreement, deferred stock units shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company or any Subsidiary by such Participant. Payment of the value of deferred stock units shall be made by the Company in shares of Common Stock; provided that, the Participant shall receive a number of shares of Common Stock equal to the number of matured or earned deferred stock units. Upon payment in respect of a deferred stock unit, such unit shall be terminated and thereafter forfeited. Payments in respect of deferred stock units shall be made only at the end of the Deferral Period applicable to such units, the duration of which Deferral Period shall be determined by the Committee at the time of grant of such deferred stock units and set forth in the applicable Grant Agreement (or by the Participant in the case of an election to defer the receipt of Common Stock beyond the Vesting Period).

      Except as otherwise provided in any Grant Agreement, during such Deferral Period the Participant shall not have any rights as a shareholder of the Company; provided that, unless otherwise provided in a Participant’s Grant Agreement, the Participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each deferred stock unit at the end of the Deferral Period when such deferred stock units are converted into shares of Common Stock.

      Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries upon his or her death prior to the end of the Deferral Period, the Participant shall receive payment in respect of such Participant’s deferred stock units which would have matured or been earned at the end of such Deferral Period as if the applicable Deferral Period had ended as of the date of such Participant’s death or on such accelerated basis as the Committee may determine.

      Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries upon his or her Disability or Retirement prior to the end of the Deferral Period, the Participant shall receive payment in respect of such Participant’s deferred stock units at the end of such Deferral Period.

      Unless otherwise provided in a Participant’s Grant Agreement, at such time as a Participant ceases to be, or in the event a Participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, such Participant shall immediately forfeit any unvested deferred stock units which would have matured or been earned at the end of such Deferral Period.

      Unless otherwise determined by a Participant’s Grant Agreement, in the event of a Change in Control, a Participant shall receive payment in respect of such Participant’s deferred stock units which would have matured or been earned at the end of such Deferral Period as if the applicable Deferral Period had ended as of the date of the Change in Control.

11.	Grant of Dividend Equivalent Rights

      The Committee may include in a Participant’s Grant Agreement a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such Shares had been delivered pursuant to such Award. In the event such a provision is included in a Grant Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

12.	Withholding Taxes

      (a) Participant Election. Unless otherwise determined by the Committee, a Participant may elect to deliver shares of Common Stock (or have the Company withhold Shares acquired upon exercise of an option or SAR or deliverable upon grant of restricted stock or vesting of restricted stock units or deferred stock units or the receipt of Common Stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting or the receipt of Common Stock, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 12(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

      (b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 12(a) or this Section 12(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

13.	Grant Agreement; Vesting.

      Each employee to whom an Award is made under the Plan shall enter into a Grant Agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8, 9 and 10 in connection with a Change of Control or certain occurrences of termination, no Award under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such Award is made.

14.	Transferability

      Unless otherwise provided in any Grant Agreement, no Award granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution or to a Participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless otherwise provided in any Grant Agreement, an option, SAR or performance award may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option, SAR or performance award by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that, Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any Award granted under the Plan and transferred as permitted by this Section 14, and any transferee of any such Award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

15.	Listing, Registration and Qualification.

      If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award, restricted stock unit or deferred stock unit may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

16.	Transfer of Employee

      The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another Subsidiary shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

17.	Adjustments

      In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such equitable adjustments as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of Awards or other property covered by Awards previously made under the Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding any Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the

Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

      Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration, if any, that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

18.	Amendment and Termination of the Plan

      The Board or the Committee, without approval of the stockholders, may amend or terminate the Plan at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company if (i) stockholder approval would be required by applicable law or regulations, including if required by any listing requirement of the principal stock exchange or national market on which the Common Stock is then listed, (ii) such amendment would remove from the Plan a provision which, without giving effect to such amendment, is subject to shareholder approval, or (iii) such amendment would directly or indirectly increase the Share limits set forth in Section 4 of the Plan.

19.	Amendment or Substitution of Awards under the Plan

      The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 17, no such amendment shall adversely affect in a material manner any right of a Participant under the Award without his or her written consent, and provided further that, the Committee shall not reduce the exercise price of any options or SARs awarded under the Plan without approval of the stockholders of the Company. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new awards under the Plan.

20.	Commencement Date; Termination Date

      The date of commencement of the Plan shall be the Commencement Date.

      Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business ten years after the Commencement Date. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any Award or other incentives theretofore granted under the Plan.

21.	Severability

      Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

NRG ENERGY, INC.
ANNUAL MEETING OF STOCKHOLDERS
Friday, April 28, 2006
9:30 a.m. EDT
Hotel du Pont
11th and Market Streets
Wilmington, Delaware

NRG Energy, Inc. 211 Carnegie Center Princeton, NJ 08540	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 28, 2006.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” items 1, 2, 3, and 4.
By signing the proxy, you revoke all prior proxies and appoint David Crane and Tanuja M. Dehne, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

     COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon (CDT) on April 27, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/nrg/ — QUICK EASY IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until noon (CDT) on April 27, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to NRG Energy, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873

If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:	01 John F. Chlebowski 02 Howard E. Cosgrove	03 Anne C. Schaumburg 04 William E. Hantke	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Amendment to Article Four, Section 2, of the Amended and Restated Certificate of Incorporation

3.	Amendment to the Long-Term Incentive Plan

4.	Ratification of Independent Registered Public Accounting Firm

☐ For	☐ Against	☐ Abstain

☐ For	☐ Against	☐ Abstain

☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.